                                                                   EXHIBIT 10.66

NEW ISSUE-- BOOK-ENTRY ONLY                 RATING: STANDARD & POOR'S: AA-/A-1+

         In the opinion of Bond Counsel, assuming continuing compliance by McClain of Alabama, Inc. herein referred with certain conditions imposed by the Internal Revenue Code of 1986, as amended (the "Code"), interest income on the Bonds is excludable from the gross income of the recipients thereof for federal income tax purposes, except under certain conditions as set forth herein under the caption "TAX MATTERS." The Bonds are "private activity bonds", the interest on which is an item of tax preference for purposes of the Alternative Minimum Tax on individuals and corporations under the Code. Ownership of the Bonds by certain classes of taxpayers may have certain other federal tax consequences. In the opinion of Bond Counsel, interest income on the bonds will be exempt, under existing statutes, from Alabama income taxation. See "TAX MATTERS" herein for a more complete discussion.

                                   $5,225,000
                       THE INDUSTRIAL DEVELOPMENT BOARD OF
                              THE CITY OF DEMOPOLIS
                INDUSTRIAL DEVELOPMENT REVENUE BONDS, SERIES 1997
                       (MCCLAIN OF ALABAMA, INC. PROJECT)


DATED: DATE OF DELIVERY              PRICE: 100%             DUE: APRIL 1, 2007
         The Bonds are limited obligations of the Board payable solely from the revenues and receipts derived by the Board from the leasing or sale of the Project described herein, including payments to be made under a Lease Agreement and Bond Guaranty by McClain of Alabama, Inc., a Michigan corporation (the "Company"). All Bonds other than Obligor Bonds, as defined herein, are additionally secured by an irrevocable, direct-pay letter of credit issued by Standard Federal Bank, a federal savings bank (the "Credit Obligor"). The Letter of Credit will be confirmed by

                              LASALLE NATIONAL BANK

a national banking association (the "Confirming Bank").
         The Bonds shall never constitute an indebtedness of the State of Alabama or any political subdivision thereof, including the City of Demopolis, within the meaning of any constitutional provision or statutory limitation and shall never constitute nor give rise to a pecuniary liability of the State of Alabama or any political subdivision thereof, including the City of Demopolis, or a charge against the general credit or taxing powers of any of the foregoing.
         The letter of credit will permit the Trustee to draw thereunder for the payment when due of the principal of the Bonds other than Obligor Bonds (whether due at maturity or upon acceleration or redemption), the maximum amount of interest payable on the Bonds other than Obligor Bonds for a period of 45 days at the rate then in effect, not to exceed 12% per annum and the purchase price of Bonds other than Obligor Bonds tendered (or deemed tendered) for purchase pursuant to the optional and mandatory tender provisions with respect to the Bonds. The letter of credit will expire on May 15, 1998 (except upon the earlier occurrence of certain events). The Trust Indenture pursuant to which the Bonds are being issued provides that a substitute letter of credit may be delivered to the Trustee under certain conditions, as described herein.
         The Bonds are subject to redemption, mandatory tender and purchase, and optional tender and purchase, all as described herein.
         The Bonds will initially bear interest at the Variable Rate (as defined herein). Interest at the Variable Rate will be payable on the first business day of each month, commencing May 1, 1997, and on the day immediately following any Variable Rate Period (as defined herein). The interest rate on the Bonds may, upon request of the Company, be converted to a Term Rate (as defined herein) for a Term Rate Period (as defined herein) of 30 days, 6 months, 1 year or any multiple of 1 year. See "THE BONDS - Variable Rate" and " - Term Rate." Interest with respect to any Term Rate Period of less than 6 months shall be payable on the day immediately following the Term Rate Period. Interest with respect to any Term Rate Period of 6 months or more shall be payable semiannually (beginning 6 months after the first day of the calendar month in which such Term Rate Period began) and on the day immediately following such Term Rate Period.
         The Bonds will be initially issued as fully registered Bonds, in book-entry form, registered in the name of Cede & Co., as registered owner and nominee of The Depository Trust Company, New York, New York ("DTC"), which will act as securities depository for the Bonds. Individual purchases of beneficial interests in the Bonds will be made through DTC's Book-Entry System. Purchasers of beneficial interests in the Bonds will not receive certificates representing their interests in the Bonds. See "BOOK-ENTRY ONLY SYSTEM" herein. So long as Cede & Co. is the registered owner of the Bonds, payments of principal of and interest on the Bonds will be paid through the facilities of DTC. Disbursement of such payments to DTC Participants is the responsibility of DTC and disbursement of such payments to the purchasers of beneficial interests in the Bonds is the responsibility of DTC Participants, as more fully described herein.
         The Bonds are offered when, as and if issued, subject to the approval of legality by Bradley Arant Rose & White LLP, Birmingham, Alabama, Bond Counsel. Certain legal matters will be passed upon for the Company by its counsel, Jaffe, Raitt, Heuer & Weiss, Professional Corporation, Detroit, Michigan, for the Credit Obligor by its counsel, Bodman, Longley & Dahling LLP, Detroit, Michigan, and for the Confirming Bank by Janet M. Knutel, Assistant Counsel, ABN AMRO North America, Inc., the holding company of LaSalle National Bank. Delivery of the Bonds is expected to be made on or about April 23, 1997.

                              LASALLE NATIONAL BANK
                      PLACEMENT AGENT AND REMARKETING AGENT
--------------------------------------------------------------------------------
            The date of this Placement Memorandum is April 23, 1997.

         No broker, dealer, salesperson or any other person has been authorized by the Issuer, the Company or LaSalle National Bank to give any information or to make any representation other than as contained in this Placement Memorandum in connection with the offering described herein, and if given or made, such other information or representation must not be relied upon as having been authorized by any of the foregoing.

         The information set forth herein under the captions "THE ISSUER"and "LITIGATION," as the latter section relates to the Issuer, has been furnished by the Issuer, and all other information set forth herein has been obtained from the Company, Standard Federal Bank, The Depository Trust Company, and other sources (other than the Issuer) that are believed to be reliable, but the accuracy or completeness of such information is not guaranteed by, and is to not be construed as a representation by, any of them.

         The information and expression of opinions herein are subject to change without notice, and neither the delivery of this Placement Memorandum, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in the affairs of the Issuer, Standard Federal Bank, LaSalle National Bank or the Company since the date hereof.

         This Placement Memorandum does not constitute an offer of any securities, other than those described on the cover page, or an offer to sell or a solicitation of any offer to buy in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale,

THE BONDS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

                                TABLE OF CONTENTS


  INTRODUCTION..............................................................1

  DEFINITIONS...............................................................2

  THE BOARD.................................................................7

  THE COMPANY...............................................................7

  THE PROJECT...............................................................7

  PROPOSED USES OF FUNDS....................................................7

  THE BONDS.................................................................7

  BOOK-ENTRY ONLY SYSTEM...................................................14

  THE LEASE................................................................16

  THE INDENTURE............................................................21

  THE BOND GUARANTY........................................................26

  THE LETTER OF CREDIT AND THE CONFIRMATION................................26

  THE REIMBURSEMENT AGREEMENT..............................................30

  THE MORTGAGE.............................................................31

  TRUSTEE..................................................................32

  REMARKETING AGENT........................................................32

  RATING...................................................................32

  CONTINUING INFORMATION...................................................32

  TAX MATTERS..............................................................33

  LEGAL MATTERS............................................................33

  PLACEMENT OF THE BONDS...................................................34

  LITIGATION...............................................................34

  MISCELLANEOUS............................................................34

  AUTHORIZATION............................................................36

  APPENDIX A-- FORM OF APPROVING OPINION OF BOND COUNSEL..................A-1

  APPENDIX B-- STANDARD FEDERAL BANK......................................B-1

  APPENDIX C-- LASALLE NATIONAL BANK......................................C-1

                              PLACEMENT MEMORANDUM


                                   $5,225,000
                        THE INDUSTRIAL DEVELOPMENT BOARD
                            OF THE CITY OF DEMOPOLIS
                INDUSTRIAL DEVELOPMENT REVENUE BONDS, SERIES 1997
                       (MCCLAIN OF ALABAMA, INC. PROJECT)


                                  INTRODUCTION


  This Placement Memorandum is being furnished in connection with the issuance of the bonds referred to above (the "Bonds") by The Industrial Development Board of the City of Demopolis (the "Board"). The Board is a public corporation under the laws of the State of Alabama. The Bonds will be issued pursuant to Article 4, Chapter 54, Title 11 (Section 11-54-80 et seq.) of the Code of Alabama 1975 (the "Enabling Law"). The Bonds will be issued under a Trust Indenture dated as of April 1, 1997 (the "Indenture") between the Board and LaSalle National Bank, a national banking association (the "Trustee").

  The Bonds will be issued for the purpose of financing the acquisition of a manufacturing plant (the "Plant"), certain real property, owned by the Board, on which the Plant is located (the "Project Site") and the acquisition and installation in the Plant and elsewhere on the Project Site of certain items of machinery, equipment and other personal property (the "Equipment"). The Project Site, the Plant and the Equipment (together, the "Project") will be leased by the Board to McClain of Alabama, Inc., a Michigan corporation (the "Company"), pursuant to a Lease Agreement dated as of April 1, 1997 (the "Lease") providing, among other things, for rental payments at times and in amounts sufficient to pay when due debt service on and the purchase price of the Bonds.

  Payment of debt service on the Bonds will be guaranteed by the Company pursuant to a Bond Guaranty Agreement dated as of April 1, 1997 (the "Bond Guaranty") in favor of the Trustee.

  As additional security for the payment of the debt service on and the purchase price of the Bonds other than Obligor Bonds, the Company will cause Standard Federal Bank, a federal savings bank (the "Credit Obligor"), to issue its irrevocable, direct-pay letter of credit (the "Letter of Credit") in favor of the Trustee. The Letter of Credit will be confirmed by LaSalle National Bank, a national banking association (the "Confirming Bank").

  The Letter of Credit will be issued pursuant to a Reimbursement Agreement dated as of April 1, 1997 (the "Reimbursement Agreement") between the Company and the Credit Obligor. The Reimbursement Agreement will provide, among other things, for reimbursement to the Credit Obligor by the Company of all amounts drawn under the Letter of Credit. The Company's obligations under the Reimbursement Agreement will be secured by a Mortgage, Assignment of Leases and Security Agreement dated as of April 1, 1997 (the "Mortgage") executed by the Board and the Company in favor of the Credit Obligor.

  THE BONDS ARE LIMITED OBLIGATIONS OF THE BOARD PAYABLE SOLELY FROM THE REVENUES AND RECEIPTS DERIVED FROM THE LEASING OR SALE OF THE PROJECT.

  PURCHASERS OF THE BONDS SHOULD MAKE THEIR DECISION TO INVEST IN THE BONDS SOLELY UPON THEIR ASSESSMENT OF THE CREDITWORTHINESS OF THE CREDIT OBLIGOR. NO ATTEMPT IS MADE IN THIS PLACEMENT MEMORANDUM TO DESCRIBE THE COMPANY OR ITS OPERATIONS WITH RESPECT TO THE PROJECT IN A MANNER THAT

WOULD ENABLE PURCHASERS OF THE BONDS TO ASSESS THE CREDITWORTHINESS OF THE COMPANY. ACCORDINGLY, IN DECIDING WHETHER TO PURCHASE THE BONDS, POTENTIAL INVESTORS SHOULD NOT RELY UPON THE ABILITY OF THE COMPANY TO MAKE THE REQUIRED PAYMENTS UNDER THE LEASE AGREEMENT OR BOND GUARANTY.

  ALTHOUGH THE BOARD WILL, IN THE INDENTURE, PLEDGE AND ASSIGN TO THE TRUSTEE, FOR THE BENEFIT OF THE BONDHOLDERS, THE LEASE AND THE REVENUES AND RECEIPTS TO BE DERIVED FROM THE LEASING AND SALE OF THE PROJECT, SUCH PLEDGE AND ASSIGNMENT IS SUBORDINATE TO THE RIGHTS OF THE CREDIT OBLIGOR UNDER THE MORTGAGE EXCEPT WITH RESPECT TO MONEY AND INVESTMENTS ON DEPOSIT IN THE SPECIAL FUNDS CREATED UNDER THE INDENTURE.

  The form of the approving opinion of bond counsel is attached hereto as Appendix A. Appendix B sets forth certain information pertaining to the Credit Obligor and Appendix C sets forth certain information pertaining to the Confirming Bank. Summary descriptions of the Indenture, the Lease, the Bond Guaranty, the Letter of Credit, the Confirmation, the Reimbursement Agreement and the Mortgage are included in this Placement Memorandum. The descriptions herein do not purport to be complete and are qualified in their entirety by reference to each specific document being described, forms of which may be obtained at the principal offices of the placement agent, LaSalle National Bank, 181 West Madison, Suite 3200, Chicago, Illinois 60602, Attention: Capital Markets Group. All such descriptions are further qualified in their entirety by reference to bankruptcy, insolvency and other similar laws and principles of equity relating to or affecting generally the enforcement of creditors' rights. Capitalized terms which are not otherwise defined herein shall be given the same meaning as set forth in the respective documents.


                                   DEFINITIONS


  Certain capitalized terms used frequently in this Placement Memorandum are defined in this section of the Placement Memorandum.

  Act of Bankruptcy means the filing of a petition in bankruptcy (or the commencement of a bankruptcy or similar proceeding) by or against the designated entity under any applicable bankruptcy, insolvency, reorganization, or similar law, now or hereafter in effect.

  Basic Rent means the moneys payable by the Company pursuant to the Lease to provide for the payment of the principal of and the interest and premium (if any) on, or purchase price of, the Bonds.

  Board means The Industrial Development Board of the City of Demopolis, an Alabama public corporation.

  Bond Counsel means independent counsel whose experience in matters relating to the issuance of obligations by states and their political subdivisions is nationally recognized.

  Bond Guaranty means the Bond Guaranty Agreement dated as of April 1, 1997, executed by the Company in favor of the Trustee.

  Bond Purchase Fund means the fund by that name established under the Indenture.

  Bonds means the Board's $5,225,000 Industrial Development Revenue Bonds, Series 1997 (McClain of Alabama, Inc. Project) issued pursuant to the Indenture.

  Business Day means any day other than a Saturday, a Sunday or a day on which banking institutions are closed in any of the following locations: (i) the city in which the principal office of the Trustee is located, (ii) the city in which the principal office of the Remarketing Agent is located, (iii) the city in which the office of the Credit Obligor where drawings under the Letter of Credit are to be made is located, (iv) the City of New York, New York, or (v) the City of Chicago, Illinois.

  Code means the Internal Revenue Code of 1986, as amended from time to time.

  Company means McClain of Alabama, Inc., a Michigan corporation.

  Confirmation means the irrevocable confirmation issued by LaSalle National Bank, confirming the initial Letter of Credit issued by Standard Federal Bank and delivered to the Trustee on the Issue Date, and any substitute Confirmation issued in accordance with the provisions of the Indenture.

  Confirming Bank means LaSalle National Bank, a national banking association, in its capacity as issuer of the Confirmation.

  Construction Fund means the fund by that name established under the Indenture.

  Conversion Date means the first day of any Term Rate Period.

  Credit Obligor means Standard Federal Bank, a federal savings bank, in its capacity as issuer of the Letter of Credit.

  Debt Service Fund means the fund by that name established under the Indenture.

  Determination of Taxability means a determination that the interest income on any of the Bonds is Taxable, which determination shall be deemed to have been made upon the occurrence of the first to occur of the following:

                  (a) the date on which the Company determines that the interest income on any of the Bonds is Taxable by filing with the Trustee a statement to that effect; or

                  (b) the date on which the Company shall be advised by private ruling, technical advice or any other written communication from an authorized official of the Internal Revenue Service that, based upon any filings of the Company, or upon any review or audit of the Company, or upon any other grounds whatsoever, the interest income on any of the Bonds is Taxable; or

                  (c) the date on which the Company shall receive notice from the Trustee in writing that the Trustee has been advised (i) by any Holder of any Bonds that the Internal Revenue Service has determined that the interest income on the Bonds is Taxable or (ii) by any authorized official of the Internal Revenue Service that the interest income on any of the Bonds is Taxable;

provided that no Determination of Taxability shall be deemed to have occurred:
(1) as a result of a determination by the Company pursuant to the preceding clause (a) unless supported by a written opinion of Bond Counsel acceptable to the Trustee and the Board that the interest income on the Bonds is Taxable; or
(2) as a result of the event described in the preceding clauses (b) or (c) unless and until (1) the Company has been afforded a reasonable opportunity, at its expense, to contest such determination either through its own action (if permitted by law) or by or on behalf of one or more of the holders of the Bonds and (2) such contest, if made, has been abandoned by the Company or has been finally determined by a court of competent jurisdiction from which no further appeal exists, but if such contest has not been abandoned or finally determined within three years of the event described in either of said clauses (b) and (c) which forms the basis of the Determination of Taxability in question, then such Determination of Taxability shall be deemed to have occurred three years after the date of such event.

  Enabling Law means Article 4, Chapter 54, Title 11 (Section 11-54-80 et seq.) of the Code of Alabama 1975.

  Equipment means the machinery, equipment and other personal property to be acquired and installed in the Plant and elsewhere on the Project Site which is being financed out of the proceeds of the Bonds.

  Federal Securities means direct obligations of, or obligations the full and timely payment of which is guaranteed by, the United States of America.

  Financing Documents means the Indenture, the Lease, the Bond Guaranty, the Credit Agreement and the Mortgage.

  Improvements means the improvements to the Plant required by the Lease to be constructed by the Company.

  Indenture means the Trust Indenture dated as of April 1, 1997, between the Board and the Trustee.

  Interest Payment Date, when used with respect to any installment of interest on the Bonds, means the date specified in the Bonds as the fixed date on which such installment of interest is due and payable.

  Interest Portion, when used with respect to the Letter of Credit, means the amount that may be drawn with respect to payment of accrued but unpaid interest on the Bonds, or payment of the interest portion of the purchase price of Tendered Bonds.

  Interim Agreement means the Interim Agreement dated as of August 1, 1996, between the Board and the Company.

  Lease means the Lease Agreement dated as of April 1, 1997, between the Board and the Company.

  Letter of Credit means the initial letter of credit issued by the Credit Obligor and delivered to the Trustee on the date of delivery of the Bonds, and, unless the context or use indicates another or different meaning or intent, includes (a) any substitute letter of credit accepted by the Trustee pursuant to the terms of the Indenture and (b) any Confirmation.

  Mandatory Tender means a tender of Bonds for purchase that is required by the Indenture (as described below under "THE BONDS - Mandatory Tenders").

  Mandatory Tender Date means a date on which any Mandatory Tender of Bonds is required.

  Maximum Rate means the maximum rate per annum, specified in the Letter of Credit, upon which there has been calculated the amount available to be drawn on such Letter of Credit to pay interest on the Bonds.

  Mortgage means the Mortgage, Assignment of Leases and Security Agreement dated as of April 1, 1997, executed by the Company and the Board in favor of the Credit Obligor.

  Obligor Bond means (i) any Pledged Bond and (ii) any Bond registered in the name of the Company.

  Optional Tender means a tender of Bonds for purchase at the option of the holder thereof, as permitted by the Indenture (as described below under "THE BONDS - Optional Tenders").

  Optional Tender Date means any date on which Bonds are to be purchased pursuant to an Optional Tender.

  Plant means the manufacturing plant located on the Project Site.

  Pledged Bonds means Bonds purchased pursuant to the Optional or Mandatory Tender provisions of the Indenture with money drawn under the Letter of Credit and held by the Tender Agent or Trustee for the benefit of, or registered in the name of, the Credit Obligor, as pledgee.

  Principal Portion when used with respect to the Letter of Credit, means the amount that may be drawn under the Letter of Credit with respect to payment of the unpaid principal amount of the Bonds or payment of the principal portion of the purchase price of Tendered Bonds.

  Project means the Project Site, the Plant and the Equipment.

  Project Development Costs means the costs of acquiring the Project Site and the improvements located thereon, constructing the Improvements and acquiring and installing the Equipment, the expenses incurred by the Board in connection with the issuance and sale of the Bonds (including the initial charge of the Trustee, the fee for the issuance of the initial Letter of Credit and the fiscal, legal, printing, advertising, recording and other similar fees and expenses relating thereto), interest on the Bonds to the extent such interest constitutes a Qualified Project Cost, and all costs and expenses incurred by the Board in connection with and directly related to the planning, development and design of the Plant and the Equipment, including, without limiting the generality of the foregoing, any such costs or expenses paid by the Company or by the Board with funds advanced by the Company and for which the Company is entitled to be reimbursed under the provisions of the Interim Agreement.

  Project Site means the real property described in the Lease and the Indenture on which the Plant is to be constructed.

  Qualified Project Costs means Project Development Costs paid or reimbursed pursuant to the provisions of the Indenture to the extent that such costs (i) constitute expenditures for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation within the meaning of Section 144(a)(1) of the Internal Revenue Code of 1986, as amended, and (ii) were paid or incurred subsequent to the date that was 60 days prior to the effective date of the Interim Agreement.

  Rating Agency means any nationally recognized securities rating agency.

  Reimbursement Agreement means the Reimbursement Agreement dated as of April 1, 1997, between the Credit Obligor and the Company.

  Remarketing Agent means the person appointed as such pursuant to the Indenture.

  Special Funds means the Debt Service Fund, the Bond Purchase Fund, the Construction Fund and any other fund or account established under the Indenture.

  Stated Amount means the maximum amount available to be drawn under the Letter of Credit, as such amount may be reduced and reinstated from time to time pursuant to the provisions of the Letter of Credit.

  Stated Expiration Date means the date on which the Letter of Credit will, by its terms, expire unless the Letter of Credit is terminated on an earlier date in accordance with its terms.

  Substitute Letter of Credit means a letter of credit delivered to the Trustee in substitution for the letter of credit then held by the Trustee.

  Taxable, when applied to the interest income on any of the Bonds, means that, under federal tax laws and regulations issued thereunder, as such laws and regulations exist on the date of initial delivery of the Bonds or as they may thereafter be amended, the interest income on such Bond is includable in gross income of the recipient thereof for Federal income tax purposes for any reason other than the fact (and for the period) that such Bond is held by a person who is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Code or any successor provision.

  Tender Agent means the person (if any) appointed as such pursuant to the Indenture. Unless and until a Tender Agent is appointed, the Trustee shall perform all duties of the Tender Agent under the Indenture.

  Tender Date means any date on which Bonds are to be purchased pursuant to the Optional or Mandatory Tender provisions of the Indenture.

  Tendered Bonds means Bonds tendered (or deemed tendered) for purchase pursuant to the Optional or Mandatory Tender provisions of the Indenture.

  Term Rate means the fixed interest rate borne by the Bonds during a Term Rate Period.

  Term Rate Interest Payment Date means a date on which interest calculated according to the Term Rate is payable on the Bonds.

  Term Rate Period means a period specified by the Company during which the Bonds shall bear interest at a Term Rate.

  Trustee means LaSalle National Bank, a national banking association, in its capacity as trustee under the Indenture.

  Unsurrendered Bond means Bonds (or portions thereof) which are deemed purchased pursuant to the Optional or Mandatory Tender provisions of the Indenture, but which have not been presented to the Trustee by the holders thereof.

  Variable Rate means the variable interest rate borne by the Bonds during a Variable Rate Period.

  Variable Rate Interest Payment Date means a date on which interest calculated at the Variable Rate is payable on the Bonds.

  Variable Rate Period means a period during which the Bonds bear interest at the Variable Rate.


                                    THE BOARD

  The Board is a public corporation under the laws of the State of Alabama created pursuant to the Enabling Law. The Board is authorized by the Enabling Law to issue its bonds for the purposes of providing funds to pay the costs of constructing the Plant and acquiring and installing the Equipment, and to lease the Project to the Company. The Board has no taxing power.


                                   THE COMPANY


  The Company is a Michigan corporation with its principal offices located in the City of Demopolis, Alabama. The Company was created to acquire and operate the Project.


                                   THE PROJECT


  The Project consists of the financing of the acquisition, renovation and equipping of a manufacturing facility located in the City of Demopolis, Alabama, which manufactures and sells containers. The Project consists of a manufacturing facility containing approximately 103,000 square feet and related office space located on approximately 84 acres of land, and machinery and equipment used in the Company's business.


                             PROPOSED USES OF FUNDS


  The Board will receive funds from the sale of the Bonds and such funds will be deposited under the Indenture and applied as described below:

          Acquisition of Project Site and existing plant and equipment....................   $      3,539,750
          Construction of the Improvements................................................             78,297
          Acquisition and installation of new Equipment...................................          1,502,453
          Issuance expenses...............................................................            104,500
                                                                                             ----------------

          Total uses of funds.............................................................   $      5,225,000
                                                                                             ================

                                    THE BONDS


         The Bonds are secured by a pledge of payments derived by the Issuer pursuant to the Lease. All Bonds will initially bear interest at the Variable Rate. The Bonds are additionally secured by the Letter of Credit, which is backed by the Confirmation. The Bonds may be secured by a Substitute Letter of Credit pursuant to the terms of the Indenture.


General Description of Bonds

         The Bonds will be dated as of the date of original issuance and will mature on the date set forth on the cover page of this Placement Memorandum. The Bonds will be issuable only as fully registered Bonds without coupons in denominations of $100,000 and integral multiples of $5,000 in excess thereof.

         The Bonds will initially bear interest at the Variable Rate. The Company may elect to have the Bonds bear interest for a Term Rate Period of 30 days, 6 months, 1 year or any multiple of 1 year at the Term Rate. No Term Rate Period designated by the Company may extend beyond the last day prior to the final maturity of the Bonds. In no event will the interest rate borne by the Bonds exceed the Maximum Rate.

         Interest on the Bonds at the Variable Rate will be payable on the first Business Day of each calendar month, commencing May 1, 1997, with respect to interest accrued through the last day of the immediately preceding month and on the day immediately following any Variable Rate Period with respect to interest accrued through the last day of such Variable Rate Period and will be calculated on the basis of a 365 or 366-day year, as the case may be, for the actual number of days elapsed. Interest on the Bonds with respect to any Term Rate Period of less than 6 months will be payable on the day immediately following such Term Rate Period with respect to interest accrued through the last day of such Term Rate Period and will be calculated on the basis of a 365 or 366-day year, as the case may be, for the actual number of days elapsed. Interest with respect to any Term Rate Period of 6 months or more will be payable (i) with respect to the interest accrued through the last day of the immediate preceding month (a) on the first day of the calendar month that is 6 months after the first day of the calendar month in which such Term Rate Period began and (b) semiannually thereafter, and (ii) with respect to interest accrued through the last day of such Term Rate Period on the day immediately following such Term Rate Period, and will be calculated on the basis of a 360-day year with 12 months of 30 days each.

         Payment of interest due on each interest payment date will be made by check or draft mailed on such interest payment date to the persons who are registered holders of the Bonds on the regular record date for such interest payment date, which will be (i) the day next preceding any Variable Rate Interest Payment Date or any Term Rate Interest Payment Date with respect to a Term Rate Period of less than 6 months, or (ii) the 15th day (whether or not a Business Day) next preceding any Term Rate Interest Payment Date with respect to a Term Rate Period of 6 months or more. Payment of principal (and premium, if any) on the Bonds and payment of accrued interest on the Bonds due upon redemption on any date other than an interest payment date will be made only upon surrender of the Bonds at the principal corporate trust office of the Trustee in Chicago, Illinois. The holder of any Bond in a principal amount of $100,000 or more may, upon the terms and conditions of the Indenture, request payment of debt service by wire transfer to an account of such holder maintained at a bank in the continental United States or by any other method providing for payment in same-day funds that is acceptable to the Trustee. SEE, HOWEVER, "BOOK-ENTRY ONLY SYSTEM" BELOW.

         LaSalle National Bank will be the Trustee under the Indenture. The Trustee is also bond registrar and paying agent. Its principal corporate trust office is located in Chicago, Illinois.

         The Trustee may, but is not required to, appoint a Tender Agent for the purpose of accepting delivery of Bonds to be purchased pursuant to the Optional or Mandatory Tender provisions of the Indenture and authenticating and delivering Bonds pursuant to the transfer and exchange provisions of the Indenture. A Tender Agent will not be appointed at the time of delivery of the Bonds to the original purchasers and will not be appointed later unless and until the Trustee elects to do so.

         The Board and the Company will appoint LaSalle National Bank, Chicago, Illinois, as remarketing agent (the "Remarketing Agent") under the Indenture.

Source of Payment of Bonds

         THE BONDS ARE LIMITED OBLIGATIONS OF THE BOARD, PAYABLE SOLELY FROM THE REVENUES AND RECEIPTS DERIVED FROM THE LEASING OR SALE OF THE PROJECT. Payment of the Bonds is secured by the lien of the Indenture on the trust estate created thereunder, which consists generally of (i) an assignment of the Lease and (ii) a pledge of said revenues and receipts and money and investments held in the Special Funds. The Indenture provides in effect that all payments of debt service on and, to the extent remarketing proceeds are insufficient, the purchase price of Bonds other than Obligor Bonds will be made with money drawn under the Letter of Credit and that amounts so drawn will be credited against the Company's obligation to make rental payments with respect to debt service on and the purchase price of Bonds. THE LIEN OF THE INDENTURE ON THE TRUST ESTATE IS, EXCEPT WITH RESPECT TO MONEY AND INVESTMENTS IN THE SPECIAL FUNDS, SUBORDINATE TO THE LIEN AND SECURITY INTERESTS CREATED BY THE MORTGAGE, WHICH IS FOR THE SOLE BENEFIT AND SECURITY OF THE CREDIT OBLIGOR.

         The Bonds shall never constitute an indebtedness of the City of Demopolis, Alabama within the meaning of any constitutional provision or statutory limitation and shall never constitute or give rise to a pecuniary liability of said municipality or a charge against its general credit or taxing powers.

Variable Rate

         The Bonds shall initially bear interest at the Variable Rate. The Variable Rate shall be a fluctuating rate per annum determined by the Remarketing Agent periodically during a Variable Rate Period as follows. The initial Variable Rate Period shall commence on the date of delivery of the Bonds and shall end on the following Wednesday. Thereafter, the Variable Rate shall be determined on the last Business Day immediately prior to the commencement of each Variable Rate Period and on Wednesday of each calendar week, or if any such Wednesday is not a Business Day, on the next succeeding Business Day. The Variable Rate so determined shall become effective on the day following each date of determination, and once effective shall remain in effect until and including the next determination date or, if sooner, the end of such Variable Rate Period; provided, however, that if the Remarketing Agent fails to determine the Variable Rate on any such determination date, the Variable Rate for each weekly period shall, until a determination is thereafter made by the Remarketing Agent, be determined on each determination date by the Trustee as the rate per annum equal to the J. J. Kenny index rate for high grade tax-exempt obligations having maturities of 30 days.

         The Variable Rate shall be determined by the Remarketing Agent and shall be the interest rate that would, in the opinion of the Remarketing Agent, result in the market value of the Bonds equal to 100% of the principal amount thereof on the date of such determination, taking into account relevant market conditions and credit rating factors as they exist on such date; provided, however, that the Variable Rate may never exceed the Maximum Rate. Upon the request of any Bondholder, the Trustee shall confirm (by telephone and in writing, if so requested) the Variable Rate then in effect.

Term Rate

         The Bonds shall bear interest at a Term Rate during each Term Rate Period of 30 days, 6 months, 1 year or any multiple of 1 year as provided below. The Term Rate shall be a fixed rate per annum which shall be applicable during the entire Term Rate Period and shall be determined by the Remarketing Agent as provided below. The first day of any such Term Rate Period is referred to in the Indenture as a "Conversion Date".

         The Company may elect that the Bonds bear interest at a Term Rate by delivery of written notice of such election to the Trustee not less than 40 days prior to the proposed Conversion Date. Such notice shall specify the first day and the last day of the Term Rate Period elected; provided, however, that (i) as a condition to the establishment of such Term Rate Period, the Company shall cause to be delivered to the Board and the Trustee an opinion of Bond Counsel stating that the establishment of such Term Rate will not cause the interest income on the Bonds to become subject to gross income for federal income tax purposes, (ii) if such election is made during a Term Rate Period, the specified Conversion Date may not be sooner than the first day immediately following the Term Rate Period then in effect, (iii) either (A) the Letter of Credit then in effect must have a Stated Expiration Date that is not earlier than the 15th day following the expiration of such Term Rate Period, provide coverage of interest on the Bonds at the Maximum Rate for a number of days not less than the sum of 15 days plus the maximum number of days between Interest Payment Dates with respect to such Term Rate Period and provide coverage of the maximum premium payable upon redemption of the Bonds, or, (B) as a condition to the establishment of such Term Rate Period, the Company shall be required to deliver to the Trustee a Substitute Letter of Credit in accordance with the provisions of the Indenture and (iv) the Term Rate Period may not extend beyond the day immediately prior to the final maturity of the Bonds. Any such election by the Company shall be irrevocable after 3:00 p.m. (Detroit, Michigan time) on the last Business Day immediately prior to the proposed Conversion Date. A notice given by the Company may specify that successive Term Rate Periods of specified lengths shall be established with respect to the Bonds. If such notice is provided to the Trustee and the other requirements of the Indenture are met as of each Conversion Date, no additional notice shall be required from the Company to establish a new Term Rate on each such Conversion Date. Any such notice may be revoked prior to 3:00 p.m. (Detroit, Michigan time) on the last Business Day immediately prior to each proposed Conversion Date, but such revocation shall be applicable only with respect to proposed Term Rate Periods commencing after the date of the notice of revocation.

         Not less than 20 days prior to the proposed Conversion Date, the Remarketing Agent shall determine the preliminary Term Rate for such Term Rate Period, and not less than 7 days prior to the proposed Conversion Date, the Remarketing Agent shall fix the final Term Rate, provided that the final Term Rate shall be no lower than the preliminary Term Rate previously determined. The Term Rate shall be the interest rate that would, in the opinion of the Remarketing Agent, result in the market value of the Bonds being 100% of the principal amount thereof on the date of such determination, taking into account relevant market conditions and credit rating factors as they exist on such date, and assuming that the Term Rate Period began on such date; provided, however, that the Term Rate may not exceed the Maximum Rate.

         Notwithstanding the foregoing, a Term Rate shall not be established if

                  (1) the Company delivers to the Trustee written notice of revocation of its election to establish the Term Rate before 3:00 p.m. (Detroit, Michigan time) on the last Business Day immediately prior to the proposed Conversion Date or

                  (2) prior to 10:00 a.m. (Detroit, Michigan time) on the Conversion Date the Trustee does not receive (a) the Substitute Letter of Credit that was to be effective on such Conversion Date together with the Related Documentation required under the Indenture for the delivery of a Substitute Letter of Credit and (b) the opinion of Bond Counsel required under the Indenture.

If all conditions to the establishment of a Term Rate are not satisfied, the Bonds shall continue (or, if a Term Rate Period ended on the preceding day, shall begin) to bear interest at the Variable Rate from the proposed Conversion Date.

Optional Tenders

         The holder of any Bond shall have the right to tender such Bond to the Trustee or to the Tender Agent for purchase in whole or in part (if in part, only in an authorized denomination) on any Business Day, at a purchase price equal to 100% of the principal amount of Bonds (or portions thereof) tendered plus accrued interest to the specified purchase date (herein referred to as an "Optional Tender Date"). In order to exercise such option with respect to any Bond, the holder thereof must deliver notice thereof to the Trustee, as provided below, at its principal office at least 7 days prior to the proposed Optional Tender Date.

         Any such notice of Optional Tender must be duly executed by the Bondholder and must specify (i) the name of the registered holder of the Bond to be tendered for purchase, (ii) the Optional Tender Date, (iii) the certificate number and principal amount of such Bond, and (iv) the principal amount of such Bond to be purchased (if such amount is less than the entire principal amount, the amount to be purchased must be in an authorized denomination). Such notice may be given to the Trustee in writing or by telephone, but no such telephonic notice shall be effective unless confirmed in writing delivered to the Trustee not more than 2 Business Days after such telephonic notice.

         Unless a notice of Optional Tender indicates that less than the entire principal amount of the Bond is being tendered for purchase, the holder will be deemed to have tendered the Bond in its entire principal amount for purchase.

         Upon delivery of a written notice of Optional Tender by any Bondholder, the election to tender shall be irrevocable and binding upon such holder and may not be withdrawn.

         If a written notice of Optional Tender shall have been duly given with respect to any Bond, the holder of such Bond shall deliver such Bond to the Trustee at its principal office or to the Tender Agent at its principal office at or before 12:00 noon (Detroit, Michigan time) on the Optional Tender Date, together with an instrument of assignment or transfer duly executed in blank. Any Bond for which a notice of Optional Tender has been given but which is not so delivered to the Trustee or Tender Agent (herein referred to as an "Unsurrendered Bond"), shall nevertheless be deemed to have been tendered by the holder thereof on the Optional Tender Date.

         If there has been irrevocably deposited in the Bond Purchase Fund an amount sufficient to pay the purchase price of all Bonds tendered or deemed to be tendered for purchase on an Optional Tender Date, any Unsurrendered Bond shall be deemed to have been tendered for purchase and purchased from the holder thereof on such Optional Tender Date and the holder of any Unsurrendered Bond shall not be entitled to receive interest on such Unsurrendered Bond for any period on and after the Optional Tender Date.

         No Optional Tender of Bonds shall be permitted (i) for Pledged Bonds, or (ii) for any Bond which is deemed fully paid within the meaning of the Indenture.

Mandatory Tenders

         The holder of each Bond shall be required to tender such Bond to the Trustee or Tender Agent for purchase on the following dates (each such date being referred to in the Indenture as a "Mandatory Tender Date"): (i) each proposed Conversion Date, (ii) the date immediately following the expiration of a Term Rate Period, (iii) 20 days after the Trustee receives written notice from the Credit Obligor (a) stating that an event of default, as therein defined, has occurred and is continuing under the Reimbursement Agreement, and (b) directing the Trustee to effect a Mandatory Tender of all the Bonds, (iv) on any date proposed by the Company for delivery of a Substitute Letter of Credit; provided, however, that the holder of any Bond may waive the requirement for such tender and may retain such Bond notwithstanding the substitution of the Letter of Credit by delivering written notice of such waiver and retention to the Trustee and the Remarketing Agent not less than 7 days prior to the Mandatory Tender Date, and (v) 15 days prior to the Stated Expiration Date of the Letter of Credit. If any of such dates is not a Business Day, the Mandatory Tender Date shall be deemed to be the next succeeding Business Day.

          Notice of a Mandatory Tender shall be given by the Trustee by registered or certified mail, mailed to the holders of all Bonds at their addresses appearing on the Bond register not less than 30 days prior to the Mandatory Tender Date in the case of a Mandatory Tender pursuant to clauses (i),
(ii) and (v) of the preceding paragraph, and not less than 15 days prior to the Mandatory Tender Date in the case of a Mandatory Tender pursuant to clauses
(iii) and (iv) of the preceding paragraph. Such notice of Mandatory Tender shall, among other things, specify the Mandatory Tender Date and the reason for such Mandatory Tender.

         All Bonds shall be tendered by the holders thereof for purchase at or before 11:00 a.m. (Detroit, Michigan time) on the Mandatory Tender Date, by delivering such Bonds to the Trustee at its principal office or to the Tender Agent at its principal office, together with an instrument of assignment or transfer in such form as shall be acceptable to the Trustee or Tender Agent duly executed in blank. All Bonds so to be purchased that are not delivered to the Trustee or Tender Agent on the Mandatory Tender Date ("Unsurrendered Bonds") shall nevertheless be deemed to have been tendered for purchase by the holders thereof on the Mandatory Tender Date.

         If there has been irrevocably deposited in the Bond Purchase Fund an amount sufficient to pay the purchase price of all Bonds tendered or deemed tendered for purchase on the Mandatory Tender Date, any Unsurrendered Bond shall be deemed to be tendered for purchase and purchased from the holder thereof on such Mandatory Tender Date and the holder of any Unsurrendered Bond shall not be entitled to receive interest on such Unsurrendered Bond for any period on and after the relevant Mandatory Tender Date.

         After notice of a Mandatory Tender has been given by the Trustee, the Bonds shall be subject to Mandatory Tender notwithstanding the fact that the reasons for giving such notice cease to exist or are no longer applicable.

Redemption Prior to Maturity

         The Bonds are subject to redemption prior to maturity as follows:

                  Mandatory Redemption of Bonds Upon Occurrence of Determination of Taxability. The Bonds are subject to mandatory redemption in whole on any date prior to maturity in the event of a Determination of Taxability at and for a Redemption price with respect to each such Bond redeemed equal to 100% of the principal amount thereof plus accrued interest to the redemption date. If called for redemption prior to maturity upon such occurrence, the Bonds must be redeemed within 10 days following the Determination of Taxability.

                  Optional Redemption of Variable Rate Bonds. The Bonds, if bearing interest at the Variable Rate, are subject to optional redemption by the Board, upon the direction of the Company, in whole or in part (but if in part, only in multiples of $100,000 or any larger amount that is an integral multiple of $5,000), on any date at and for a redemption price equal to the principal amount redeemed plus accrued interest to the redemption date.

                  Extraordinary Optional Redemption of Term Rate Bonds. The Bonds, if bearing interest at the Term Rate, are subject to redemption on any date in whole at and for a redemption price with respect to each such Bond redeemed equal to the principal amount thereof plus accrued interest thereon to the date fixed for redemption, but only upon receipt by the Trustee of a written certificate from the Company stating that within 120 days prior to the date of such certificate (i) the Project has been damaged or destroyed to such extent that, in the opinion of an independent engineer (as defined in the Indenture), it cannot be reasonably restored within a period of six (6) consecutive months or the Company is thereby prevented from carrying on its normal operations therein for a period of not less than twelve (12) consecutive months or the cost of restoration thereof would exceed the net insurance proceeds referable to such damage or destruction plus certain self-insurance, or (ii) title to, or the temporary use of, any part of the Project has been taken by eminent domain, and such taking or takings results or, in the opinion of an independent engineer, are likely to result in the Company being thereby prevented from carrying on its normal operations therein for a period of not less than six (6) consecutive months, or (iii) there has occurred a change in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Project or such technological or other change which in the good faith judgment of the Company renders the Project uneconomic and the Company has determined (as evidenced by a resolution of its board of directors) to discontinue the operation thereof, or (iv) as a result of changes in the Constitution of the United States of America or the Constitution of Alabama or of legislative or administrative action (whether state or federal) or by final decree or judgment or order of any court or administrative body (whether state or federal), entered after the contest thereof by the Company in good faith, the Lease has become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties thereto as expressed therein or unreasonable burdens or excessive liabilities have been imposed on the Board or the Company. In the event that the redemption of the Bonds is to be made pursuant to clauses (i), (ii) or (iii) of this subparagraph
         (c), such certificate of the Company shall state that as a result of such event, the Company has discontinued its operation of the Project.

                  Optional Redemption of Term Rate Bonds. The Bonds, if bearing interest at the Term Rate, are subject to redemption by the Board, upon the direction of the Company, in whole or in part (but if in part, only in multiples of $5,000), on any date during the redemption periods and at the redemption prices (expressed as a percentage of the principal amount to be redeemed) set forth below, plus interest accrued to the redemption date:


          Length of Currently Applicable            Dates after which Redemption
                 Term Rate Period                          is Allowed and
            (Expressed in Whole Years)                    Redemption Prices

greater than 7.......................................... after 5 years at 102%, declining by 0.5%
                                                         semiannually to 100%

less than or equal to 7 and                              after 3 years at 102%, declining by 0.5%
greater than 4.......................................... semiannually to 100%

less than or equal to 4................................. not callable


Notice of Redemption

         Any notice of call for redemption will be given by mailing a copy of the redemption notice not less than 30 nor more than 60 days prior to the date fixed for redemption by registered or certified mail, postage prepaid, to each registered owner of each Bond (or portion thereof) to be redeemed at his address shown on the registration books.

         No further interest shall accrue on any Bond or portion thereof called for redemption from and after the date fixed for redemption if moneys sufficient for such redemption have been deposited with the Trustee.

Registration and Exchange

         The Bonds are transferable only on the bond register maintained at the principal corporate trust office of the Trustee. Upon surrender of a Bond to be transferred, properly endorsed, a new Bond will be issued to the designated transferee. The Bonds will be issued in denominations of $100,000 and integral multiples of $5,000 in excess thereof and, subject to the provisions of the Indenture, may be exchanged for other Bonds of any authorized denominations and of a like aggregate principal amount, as requested by the holder surrendering the same. SEE, HOWEVER, "BOOK-ENTRY ONLY SYSTEM" below.


                             BOOK-ENTRY ONLY SYSTEM


         The information in this section, "Book-Entry Only System", has been furnished by the Depository Trust Company. No representation is made by the Issuer, the Company or the Placement Agent as to the completeness or accuracy of such information or as to the absence of material adverse changes in such information subsequent to the date hereof. No attempt has been made by the Issuer, the Company or the Placement Agent to determine whether DTC is or will be financially or otherwise capable of fulfilling its obligations. Neither the Issuer, the Company nor the Trustee will have any responsibility or obligation to DTC Participants, Indirect Participants or the persons for which they act as nominees with respect to the Bonds, or for any principal, premium, if any, or interest payment thereof.

         DTC will act as securities depository for the Bonds. The Bonds will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered certificate will be issued for each maturity of each series of the Bonds, each in the aggregate principal amount of such maturity, and will be deposited with DTC.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

         Purchases of the Bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the Bonds on DTC's records. The ownership interest of each actual purchaser of each Bond ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interest in the Bonds are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Bonds, except in the event that use of the book-entry-only system for the Bonds is discontinued.

         To facilitate subsequent transfers, all Bonds deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Bonds with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Bonds; DTC's records reflect only the identity of the Direct Participants to whose accounts such Bonds are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices will be sent to Cede & Co. If less than all of the Bonds within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

         Neither DTC nor Cede & Co. will consent or vote with respect to the Bonds. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Principal and interest payments on the Bonds will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee, the Company, or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Issuer or the Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

         DTC may discontinue providing its services as securities depository with respect to the Bonds at any time by giving reasonable notice to the Issuer or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, the Bond certificates are required to be printed and delivered.

         The Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, the Bond certificates will be printed and delivered.

         The information in this section concerning DTC and DTC's book-entry-only system has been obtained from sources that the Issuer, the Company, and the Placement Agent believe to be reliable, but the Issuer, the Company, and the Placement Agent take no responsibility for the accuracy thereof.


                                    THE LEASE


         This summary is not a complete recital of the terms of the Lease and reference is made to the Lease in its entirety.

         Lease Term. The term of the Lease will begin on the date of delivery of the Bonds and will continue until midnight of April 1, 2007.

         Basic Rent. The Lease requires the Company to make rental payments at times and in amounts sufficient to pay debt service on the Bonds when due and to pay the purchase price of Bonds tendered for purchase on any Tender Date. The Company will receive a credit against such rental payments for any amounts drawn under the Letter of Credit for such purposes.

         Mandatory Prepayment of Basic Rent Upon Determination of Taxability. In the event of a Determination of Taxability, the Company will promptly pay to the Trustee, as additional Basic Rent, an amount sufficient to redeem the Bonds in whole at the applicable redemption price specified under "THE BONDS - Redemption Prior to Maturity -- Mandatory Redemption of Bonds Upon Determination of Taxability".

         Optional Prepayment of Basic Rent. The Company may prepay such amount of Basic Rent as shall be sufficient to enable the Board to redeem the Bonds in whole or in part, in accordance with their terms, and in the event of such prepayment, the Board will cause the Basic Rent so prepaid to be applied to the redemption and retirement of Bonds, in accordance with the provisions of the Indenture, on the earliest practicable date after receipt of such prepayment.

         Additional Rental Payments. The Company will also pay, as additional rental, the reasonable fees, charges and disbursements of the Trustee, the Remarketing Agent and the Board.

         Taxes and Governmental Charges. The Company will further pay all taxes and governmental charges of any kind whatsoever that may be lawfully assessed or levied against or with respect to the Project, including, without limitation, any taxes levied upon or with respect to any part of the receipts, income or profits of the Board from the Project and any other taxes levied upon or with respect to the Project which, if not paid, would become a lien on the Project prior to or on a parity with the lien of the Indenture or the Mortgage, all utility and similar charges, and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project.

         Unconditional Obligation. The obligations of the Company to make the payments required and to perform and observe the other agreements on its part contained in the Lease shall be absolute and unconditional irrespective of any defense or any rights of set-off, recoupment or counterclaim it may have against the Board. The Company will not suspend or discontinue any payments provided for, will perform and observe all of its other agreements contained in the Lease and, except as provided therein, will not terminate the Lease for any cause, including any acts or circumstances that may constitute an eviction or constructive eviction, failure of consideration or commercial frustration of purpose, destruction of or damage to the Project, or the taking by eminent domain of title to or the right to temporary use of all or any part of the Project, any change in the tax or other laws of the United States of America, the State of Alabama or any political or taxing subdivision of either thereof or any failure of the Board to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with the Lease.

         Concerning the Tax-Exempt Nature of the Interest Income on the Bonds. Pursuant to the provisions of the Internal Revenue Code of 1986 (the "Code"), the exemption of the interest income on the Bonds from gross income for federal income tax purposes is dependent upon compliance with certain provisions of the Code subsequent to the issuance of the Bonds. Among the requirements of the Code to the continued exemption of the interest income on the Bonds from gross income for federal income tax purposes are certain requirements relating to the use and expenditure of proceeds from the Bonds, restrictions on the investment of proceeds earned prior to expenditure, and the requirement that certain earnings be rebated to the United States of America. In the Lease, the Company has made certain covenants (the "Compliance Covenants") to the effect that it will comply with all conditions to and requirements for the exemption from gross income for federal income tax purposes of the interest income on the Bonds imposed by the Code. Failure to comply with the Compliance Covenants may result in the interest income on the Bonds being subject to gross income for federal income tax purposes from the date of issuance of the Bonds.

         Agreement to Maintain Corporate Existence. The Company will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all its assets (either in a single transaction or in a series of related transactions) and will not consolidate with or merge into another corporation or permit one or more corporations to consolidate with or merge into it; provided that the Company may, without violating the agreements contained in the Lease, do or perform any of the following:

                  (a) It may consolidate with or merge into another corporation or permit one or more corporations to consolidate with or merge into it if the corporation surviving such merger or resulting from such consolidation, if it shall be one other than the Company, expressly assumed in writing all the obligations of the Company contained in the Lease and the Guaranty;

                  (b) It may transfer to another corporation all or substantially all its assets as an entirety, and (if it so elects) thereafter dissolve, if the corporation to which such transfer shall be made expressly assumes in writing all the obligations of the Company contained in the Lease and the Guaranty.

If, after a transfer by the Company of all or substantially all its assets to another corporation under the circumstances described in the preceding clause
(b), the Company does not thereafter dissolve, it shall not have any further rights or obligations hereunder.

         Maintenance of the Project. The Company will, at its own expense, keep the Project in as reasonably safe condition as its operations permit, and keep the Plant and the other improvements located on the Project Site in reasonable repair and operating condition (reasonable wear and tear excepted), making from time to time all necessary and proper renewals thereof and repairs and replacements thereto.

         Improvements and Alterations. The Company may also, at its own expense, make additions, alterations, or improvements to the Project it may deem desirable for its business purposes that do not adversely affect the structural integrity of the Project and that will not impair the operating unity of the Project or substantially reduce its value. All such alterations, additions, improvements and modifications made by the Company shall become a part of the Project, provided that any personal property installed by the Company as part of the Project without expense to the Board and not constituting a part of the Equipment covered by the Lease may be removed by the Company at any time and from time to time.

         Removal of Equipment. In any instance where the Company determines that any item of the Equipment has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary in the operation of the Project, the Company may remove, with the consent of the Credit Obligor, such item of Equipment from the Project and sell, trade in, exchange or otherwise dispose of it, without responsibility or accountability to the Board or the Trustee therefor, provided that

                  (a) the Company substitutes and installs on the Project Site other furniture, equipment or other personal property having equal or greater utility (but not necessarily the same value or function) in the operation of the Project, which substituted furniture, equipment or other personal property shall be free of all liens and encumbrances (other than Permitted Encumbrances as defined in the Indenture), shall be the sole property of the Board and shall be and become a part of the Equipment; or

                  (b) in the event the item of Equipment so removed is sold, traded in, exchanged or otherwise disposed of, the Company pays into the Debt Service Fund (a) the proceeds from such sale or the scrap value thereof, (b) an amount equal to the credit received on any trade-in, or (c) in the case of a disposition to itself or any of its affiliates, an amount equal to the original cost less depreciation; provided, however, that there may be credited one time on any such payment into the Debt Service Fund an amount equal to the original cost of any equipment then installed on the Project Site that does not then constitute part of the Equipment and that is owned by the Company free and clear of all liens and encumbrances (other than Permitted Encumbrances as defined in the Indenture), less depreciation thereon in accordance with generally accepted accounting practices, but only if from and after any such credit such other equipment becomes the sole property of the Board and a part of the Equipment.

No payments required to be made into the Debt Service Fund need be made until the aggregate of such payments due but not theretofore made is $500,000 or more. If at the time of the removal of any item of Equipment from the Project Site, there is then installed on the Project Site other furniture, equipment or other personal property not then constituting a part of the Equipment and if such equipment has utility in the operation of the Project equal to or greater than that of the item of Equipment removed, the Company may elect to substitute such other equipment for the item of Equipment removed without making any payment into the Debt Service Fund provided that from and after such removal such other property becomes the sole property of the Board and part of the Equipment. Any such removal and disposal shall be free and clear of the demise of the Lease and the lien of the Indenture.

         Insurance. The Company will keep the Project insured against such risks and liabilities as are customarily insured against by businesses of like size and type, including, but not limited to

                  (a) Insurance against loss or damage to the Plant and the Equipment by fire and lightning, with uniform standard extended coverage endorsement limited only as may be provided in the standard form of extended coverage endorsement at the time in use in Alabama, to the extent of the full replacement value thereof; and

                  (b) Insurance against liability for bodily injury to or death of persons and for damage to or loss of property occurring on or about the Project Site or in any way related to the operation of the Project, in the minimum amounts of $1,000,000 for death of or bodily injury to any one person, $3,000,000 for total death and bodily injury claims resulting from any one accident, and $500,000 for property damage.

         Damage to or Destruction of Project. If the Project is destroyed, in whole or in part, or is damaged, by fire or other casualty, and the Company does not elect to apply the insurance proceeds to the redemption of Bonds, the Company will promptly repair, rebuild or restore the property damaged or destroyed to substantially the same condition as prior to the event causing such damage or destruction. All net insurance proceeds resulting from claims for losses in excess of $500,000 shall be paid to the Trustee, provided that all losses (including those in excess of $500,000) may be adjusted by the Company. In the event the net insurance proceeds are not sufficient to pay in full the costs of such repair, rebuilding or restoration, the Company will nevertheless complete the work and pay the portion of the costs in excess of available insurance proceeds. Insurance proceeds in excess of the cost of restoration shall be paid to the Company.

         Condemnation. If the Project or any part thereof is taken by eminent domain proceedings, and if in the Company's opinion the efficient utilization of the Project is not impaired by such taking, the net condemnation award shall be paid to the Company. If, however, in the Company's opinion, the efficient utilization of the Project is impaired by such taking and if the Company does not elect to apply the condemnation proceeds to the redemption of Bonds, any part of the Plant taken or damaged shall be repaired, rebuilt, restored or rearranged by the Board so as to make it suitable for the Company's uses and the net condemnation award referable to such taking shall be applied thereto. If such net condemnation award is insufficient to pay all the costs of such repair, rebuilding, restoration or rearrangement, the Company will pay the deficiency. Any excess net condemnation award will be paid to the Company. The Company shall be entitled to any condemnation award or portion thereof made for damages to or takings of its own property, as well as other sums awarded as compensation for the interest of the Company in the Project.

         Assignment and Subletting. The Company may assign the Lease, and may sublet the Project or any part thereof, without the necessity of obtaining the consent of the Board, the Trustee or any bondholder, but the Company shall in any event continue primarily liable for payment of all rentals provided for in the Lease and for performance and observance of all other agreements on its part contained therein.

         Events of Default and Remedies. Under the Lease, an "event of default" or "default" shall mean any one or more of the following events:

                  (a)   The failure by the Company to pay Basic Rent when due;


                  (b) The failure by the Company to perform and observe any other agreement on its part to be observed and performed for a period of sixty (60) days after written notice, specifying, in reasonable detail, the nature of such failure and requiring the Company to perform or observe the agreement or covenant with respect to which it is delinquent shall have been given to the Company by the Board or the Trustee, unless (i) the Board and the Trustee shall agree in writing to an extension of such period prior to its expiration or (ii) during such sixty (60) day period or any extension thereof the Company has commenced and is diligently pursuing corrective action, or (iii) the Company is by reason of force majeure (as defined in the Lease) at the time prevented from performing or observing the agreement or covenant with respect to which it is delinquent;

                  (c) The dissolution or liquidation of the Company or the filing of a petition in bankruptcy (or the commencement of a bankruptcy or similar proceedings) by or against the Company under any applicable bankruptcy, insolvency, reorganization, or similar law, now or hereafter in effect, or the failure to lift or to bond (in a manner satisfactory to the Trustee), within ninety (90) days, any execution, garnishment or attachment of a size as seriously to impair its ability to carry on its operations;

                  (d) Any warranty, representation or other statement by or on behalf of the Company contained in the Lease or in the Guaranty or in any instrument or certificate furnished in compliance with or in reference to the Lease shall have been false or misleading in any material respect when made;

                  (e) Receipt by the Trustee of notice from the Credit Obligor that an event of default has occurred under the Reimbursement Agreement; or

                  (f) The occurrence of an event of default under the Indenture.

         Whenever any event of default shall have happened and be continuing, the Board and the Trustee (or the Trustee on behalf of the Board) may take any one or more of the following remedial steps:

                  (1) They or it may re-enter and take possession of the Project, exclude the Company from possession thereof and lease the same for the account of the Company, holding the Company liable for the rent and other payments due thereunder up to the effective date of such leasing and for the excess, if any, of the rent and other amounts payable thereunder over the rents and other amounts which are payable by the lessee under such new lease;

                  (2) They or it may terminate the Lease, exclude the Company from possession of the Project and hold the Company liable for the balance due thereunder, in which event the rights of the Company in the Project and the use and possession thereof shall terminate;

                  (3) They or it may declare immediately due and payable all installments of rent thereafter coming due under the Lease, provided, however, that the total amount of such rent that may be so declared immediately due and payable shall be an amount which, when added to the total of the amounts then on deposit in the Debt Service Fund, will be sufficient to pay, redeem and retire all the outstanding Bonds on the earliest practicable date thereafter on which, under their terms, they may be redeemed, including, without limitation, principal, premium, interest to mature until and on such date, expenses of redemption and Trustee's fees and charges;

                  (4) They or it may have access to, and inspect, examine and make copies of, the books, records and accounts of the Company, but if and only if any of the Bonds are then outstanding; and

                  (5) They or it may take whatever other action at law or in equity may appear to be desirable to collect the rent then due, or to enforce any obligation of the Company under the Lease.

         Purchase Options. The Company is granted the option by the Board to purchase the Project from the Board at any time during the Lease Term after or simultaneously with payment (or provision for payment in accordance with the Indenture) in full of the principal of and the interest and premium, if any, on the Bonds and all reasonable fees, charges and disbursements of the Trustee, accrued and to accrue until the date of such full payment, at and for a purchase price of $100 plus the reasonable costs and expenses (including reasonable attorney's fees) incurred by the Board in connection with the Company's exercise of such option. The Company is also granted the option by the Board to purchase any part of the Project Site at any time and from time to time while it is not in default under the Lease provided that the Company furnishes to the Board and the Trustee:

                  (i) a notice in writing containing an adequate legal description of that portion of the Project Site with respect to which such option is to be exercised, a statement that the Company intends to exercise its option to purchase such portion of the Project Site on a date stated, which shall not be less than 30 nor more than 90 days from the date of such notice and a statement that the use to which the Company proposes to devote such portion of the Project Site will promote the continued industrial development of the State of Alabama, and

                  (ii) a certificate signed by an Independent Engineer (as defined in the Lease) stating (a) that no part of the Plant or the Equipment, no other improvement (except for roads, walkways, sewer, water, oil, coal oil, gas, electric and communication lines, pipelines and other energy source conveyors and the like, which shall be specified in such certificate) and no facility designed for the control of air or water pollution or for the disposal of solid waste and necessary in the operation of the Plant are located on the portion of the Project Site with respect to which such option is exercised, and
         (b) that the severance of such portion of the Project Site from the Project will not impair the operating unity of the Plant or unduly restrict ingress or egress to and from the Plant.


                                  THE INDENTURE


         This summary is not a complete recital of the terms of the Indenture and reference is made to the Indenture in its entirety.

         Debt Service Fund. The Indenture establishes a Debt Service Fund, which will be held by the Trustee. The Indenture provides that the Trustee will deposit in the Debt Service Fund (i) all money drawn under the Letter of Credit for the purpose of paying debt service on the Bonds other than Obligor Bonds,
(ii) all rental payments under the Lease with respect to debt service on the Bonds, (iii) all other money required to be deposited therein by the Lease or the Indenture, and (iv) any other money received by the Trustee with instructions to deposit the same in the Debt Service Fund. Money in the Debt Service Fund is to be used to pay debt service on the Bonds as the same shall become due and payable. The Trustee is instructed to draw on the Letter of Credit in order to make the payment of debt service on Bonds other than Obligor Bonds without making any prior claim or demand upon the Company for payment of the related rental payment, and any money that is, at the time of such draw, on deposit in the Debt Service Fund and available for payment of such debt service, shall be paid to the Credit Obligor to the extent of the amount drawn under the Letter of Credit, and any excess shall be applied to the payment of Debt Service on Obligor Bonds.

         Bond Purchase Fund. The Indenture establishes a Bond Purchase Fund, which will be held by the Trustee. The Indenture provides that the Trustee will deposit in the Bond Purchase Fund (i) all money drawn by the Trustee under the Letter of Credit for the purpose of paying the purchase price of Bonds other than Obligor Bonds due on any Tender Date, (ii) all rental payments under the Lease with respect to the purchase price of tendered Bonds, (iii) the proceeds of any remarketing of Bonds by the Remarketing Agent, (iv) all other money required to be deposited in the Bond Purchase Fund pursuant to the Lease or the Indenture, and (v) any other money received by the Trustee with instructions to deposit the same in the Bond Purchase Fund. Money in the Bond Purchase Fund shall be used to pay the purchase price of Bonds due on any Tender Date. The Trustee is instructed to draw on the Letter of Credit in order to pay the purchase price of any Bonds other than Obligor Bonds due on any Tender Date to the extent that remarketing proceeds are insufficient therefor without making any prior claim or demand upon the Company for payment of the related rental payment, and any money in the Bond Purchase Fund that is, at the time of such draw, available for the payment of such purchase price shall be paid to the Credit Obligor to the extent of the amount so drawn against the Letter of Credit, and any excess shall be applied to the payment of the purchase price of Obligor Bonds.

         Construction Fund. The Indenture establishes a Construction Fund, which will be held by the Trustee. The Indenture provides that all proceeds derived by the Issue from the sale of the Bonds will be deposited into the Construction Fund and applied to the payment of Project Development Costs. Moneys on deposit in the Construction Fund will be disbursed by the Trustee for the payment of Project Development Costs upon requisitions submitted by the Company and approved by the Credit Obligor.

         Investment of Special Funds. Money in the Construction Fund may be invested or reinvested in a broad range of investments by the Trustee in accordance with the instructions of the Company. Money in the Debt Service Fund and Bond Purchase Fund may be invested only in Federal Securities with a maturity not later than the earlier of (i) 30 days after the date of such investment, or (ii) the date such money will be needed for the payment of debt service on, or the purchase price of, Bonds.

         Encumbrances on Trust Estate. The Board covenants in the Indenture that it will not create or permit any mortgage, pledge, lien, charge or encumbrance of any kind on the trust estate prior to or on a parity of lien with the Indenture.

         Corporate Existence. The Indenture permits the Board to consolidate with or merge into any municipal or public corporation, or transfer its property substantially as an entirety to any municipal or public corporation, if payment of the Bonds and the performance and observance of the agreements and covenants of the Indenture are expressly assumed in writing by the surviving or successor corporation, and if such action will not result in the interest income on the Bonds becoming subject to Federal or Alabama income taxation.

         Supplemental Indentures without Bondholders' Consent. The Board and the Trustee may, at any time and from time to time and without the consent of the holders of any of the Bonds, enter into such Supplemental Indentures as shall not be inconsistent with the terms and provisions of the Indenture, for any one or more of the following purposes:

                  (a) To add to the covenants and agreements of the Board therein contained other covenants and agreements thereafter to be observed and performed by the Board, provided that such other covenants and agreements shall not either expressly or impliedly limit or restrict any of the obligations of the Board contained in the Indenture;

                  (b) To cure any ambiguity or to cure, correct or supplement any defect or inconsistent provision contained in the Indenture or in any Supplemental Indenture or to make any provisions with respect to matters arising under the Indenture or any Supplemental Indenture for any other purpose if such provisions are necessary or desirable and are not inconsistent with the provisions of the Indenture or any Supplemental Indenture and do not adversely affect the interests of the holders of the Bonds; or

                  (c) To subject to the lien of the Indenture and the pledge therein contained additional property and the revenues therefrom.

         Supplemental Indentures Requiring Bondholders' Consent. The Board and the Trustee may, at any time and from time to time, with the written consent of the holders of a majority in principal amount of the outstanding Bonds, enter into such Supplemental Indentures as shall be deemed necessary or desirable by the Board and the Trustee for the purposes of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in the Indenture or in any Supplemental Indenture; provided that, without the written consent of the holder of each Bond affected, no reduction in the principal amount, rate of interest on, or the premium payable upon the redemption, any Bond shall be made; and provided further that without the written consent of the holders of all the Bonds, none of the following shall be permitted:

                  (a) An extension of the maturity of any installment of principal of or interest on any Bond;

                  (b) The creation of a lien or charge on the Project or the rentals or other receipts from the Project ranking prior to or on a parity with the pledge and assignment thereof and the lien or charge thereon contained in the Indenture;

                  (c) The establishment of preferences or priorities as between the Bonds; or

                  (d) A reduction in the aggregate principal amount of Bonds the holders of which are required to consent to such Supplemental Indenture.

         Amendment of the Lease and the Bond Guaranty. The Indenture permits the Board, with the written consent of the Trustee but without the consent of or any notice to any holder of any Bond, to amend the Lease for the purpose of (a) identifying more precisely the Equipment, and (b) curing ambiguities, defects or inconsistent provisions or making any provision with respect to matters arising under the Lease for any other purpose if such provisions are necessary and desirable, are not inconsistent with the provisions of the Lease or the Indenture and do not, in the sole judgment of the Trustee, adversely affect the interest of the holders of the Bonds. The Indenture also permits the Board or (in the case of the Bond Guaranty) the Trustee, with the written consent of the holders of a majority in principal amount of the Bonds and the Trustee, to amend the Lease to such extent as shall be deemed necessary or desirable by the Board and the Trustee, except that, without the written consent of holders of all the Bonds, no amendment shall, until the Bonds are fully paid, permit a reduction of Basic Rent or amounts guaranteed under the Bond Guaranty or any change in the due dates of Basic Rent or such amounts.

         Credit Obligor Deemed Holder of Bonds for Certain Purposes. So long as the Letter of Credit shall be in effect, and there is no default by the Credit Obligor thereunder or all of the Bonds constitute Pledged Bonds, the Credit Obligor shall be deemed to be the Holder of all the Bonds for the purpose of giving any consent to any amendment, waiver, change or modification of the Indenture or the Lease or the Bond Guaranty; provided, however, that any such amendment, change or modification of the type described in the provisos to the sentence titled "Supplemental Indentures Requiring Bondholder Consent" shall also require the consent of the actual Holders of the Bonds as therein specified.

         Default and Remedies. The following constitute events of default hereunder under the Indenture:

                  (a) Failure by the Board to pay the principal of or the interest or premium, if any, on any Bond as and when the same become due as therein or in the Indenture (whether such shall become due by maturity or otherwise);

                  (b) A default by the Company under the Lease or the Bond Guaranty and the continuance thereof after the grace period, if any, provided therein;

                  (c) The failure by the Board to perform and observe any of the agreements and covenants on its part herein contained other than (i) its agreement to pay the principal of and the interest and premium, if any, on the Bonds, and (ii) any other agreement with respect to which its failure to perform is the result of an "event of default" by the Company under the Lease after sixty (60) days' written notice to it of such failure made by the Trustee or by the Holders of not less than twenty-five per cent (25%) in principal amount of the Bonds then outstanding and secured hereby, unless during such period or any extension thereof the Board has commenced and is diligently pursuing appropriate corrective action;

                  (d) A failure to pay the purchase price of any Bond required to be purchased as and when the same has become due and payable;

                  (e) Receipt by the Trustee of notice from the Credit Obligor or the Confirming Bank of the occurrence of an "Event of Default" under the Reimbursement Agreement accompanied by a demand that the principal of and the interest accrued on the Bonds be declared immediately due and payable;

                  (f) An Act of Bankruptcy with respect to the Company or the Board; or

                  (g) An Act of Bankruptcy with respect to the Credit Obligor or the Confirming Bank, or the wrongful dishonor or repudiation of the Letter of Credit by the Credit Obligor.

                  Upon any default in any one of the ways defined above, the Trustee shall have the following rights and remedies:

                  (A) Acceleration. Subject to (D) below and the provisions for waiver summarized elsewhere, upon the occurrence of (i) any event of default under subsections (b), (c) or (f) above, the Trustee may, and at the written request of the Holders of not less than twenty-five per cent (25%) in Outstanding principal amount of Bonds shall, or (ii) any event of default under subsections (a), (d), (e) or (g) above, the Trustee shall, by notice in writing delivered to the Board, the Company, the Credit Obligor, the Remarketing Agent, the Tender Agent and the Paying Agent declare the principal of all Bonds and the interest accrued thereon to the date of declaration of such acceleration immediately due and payable.

         Upon any acceleration hereunder, the Trustee shall immediately declare the payments required to be made by the Company under the Lease to be immediately due and payable in accordance with the Lease and if the Letter of Credit is in effect, shall draw moneys under the Letter of Credit for the payment of the Bonds to the fullest extent permitted by the Letter of Credit. Upon the payment by the Credit Obligor of the amount so drawn under the Letter of Credit and the payment in full of the principal of and the interest and premium, if any, on the Outstanding Bonds, the Trustee shall at the request of the Credit Obligor and after deducting all proper costs, expenses and liabilities incurred and disbursements made by the Trustee under the Indenture, pay to the Credit Obligor any amounts on deposit in the Debt Service Fund which are not required to pay the principal of and the interest and premium, if any, on the Bonds.

                  (B) Possession of Project. The Trustee shall have the power to require the Board to surrender possession of the Project to it, and the Board shall, upon demand so to do by the Trustee, forthwith surrender to the Trustee actual possession of the Project or such part or parts thereof as the Trustee may designate, and the Trustee shall take possession thereof and may wholly exclude the Board and its agents and servants therefrom. The Trustee shall thereafter operate and manage the same by its chosen representatives with power to make, at the expense of the trust estate, such repairs, replacements, alterations, additions or improvements thereto as it may consider advisable, to collect the income therefrom and to pay all proper charges and maintenance expenses thereof, including all proper disbursements by the Trustee.

                  (C) Other Remedies. The Trustee shall have the power to proceed with any other right or remedy independent of or in aid of the foregoing powers, as it may deem best, including the right to secure specific performance by the Board of any agreement on its part herein contained.

                  (D) Rights of Credit Obligor. Anything in (A), (B), or (C) above to the contrary notwithstanding, so long as the Letter of Credit is in effect and the Credit Obligor has honored all proper drawings under the Letter of Credit or all Bonds constitute Pledged Bonds, without the prior written consent of the Credit Obligor, the Trustee shall not have the right to declare, either on its own or with the consent of Holders of Bonds, the principal of all Bonds or to pursue any remedy available to it under (B) or (C) above and the interest accrued thereon to become immediately due and payable as a result of the occurrence of an Event of Default under (b), (c) or (f) above, and any remedy so pursued by the Trustee where such consent is necessary shall be at the direction of the Credit Obligor.

         Remedies Vested in Trustee; Limitation on Bondholders' Suits. All remedies under the Indenture are vested exclusively in the Trustee for the equal and pro rata benefit of all the holders of the Bonds and (to the extent therein provided) for the benefit of the Credit Obligor, unless the Trustee refuses or neglects to act within a reasonable time after written request so to act addressed to the Trustee by the holders of at least 25% in principal amount of the outstanding Bonds, accompanied by indemnity satisfactory to the Trustee, in which event, subject to the rights of the Credit Obligor, the holder of any of the Bonds may thereupon so act in the name and behalf of the Trustee or may so act in his own name in lieu of action by or in the name and behalf of the Trustee. Except as above provided, no holder of any of the Bonds shall have the right to enforce any remedy under the Indenture, and then only for the equal and pro rata benefit of the holders of all the Bonds. Notwithstanding any other provision of the Indenture, the right of the holder of any Bond, which is absolute and unconditional, to receive payment of the principal of and the interest on such Bond on or after the due date thereof, but solely from the rentals and other receipts as therein expressed, or



                                      -25
to institute suit for the enforcement of such payment on or after such due date, or the obligation of the Board, which is also absolute and unconditional, to pay, but solely from said rentals or receipts, the principal of and interest on the Bonds to the respective holders thereof at the time and place in said Bonds expressed, shall not be impaired or affected without the consent of such holder.

         Waivers of Default. The Trustee may, with the consent of the Credit Obligor, waive any default and its consequences and rescind any declaration of maturity of principal and shall do so upon the written request of the Credit Obligor or (if no Letter of Credit is in effect and less than all the Bonds constitute Pledged Bonds) the holders of a majority in principal amount of the outstanding Bonds, subject to certain limitations in the case of a default pertaining to the payment of maturing principal or interest or the purchase price of any Bond required to be purchased.

         Defeasance; Satisfaction of Indenture. The Indenture provides that whenever the entire indebtedness secured by the Indenture shall have been fully paid, the Trustee shall cancel and discharge the lien of the Indenture. For purposes of the Indenture, any Bond shall be deemed to have been paid if, during any Term Rate Period, a trust for the payment of all remaining debt service on such Bond shall have been established with the Trustee and all Bonds to be retired with funds from such trust either mature or will be called for redemption on or before the day immediately following such Term Rate Period. Such trust may consist of any combination of cash and/or Federal Securities, and the anticipated income from such Federal Securities may be included in the calculation of the required deposit to such trust. If a trust for payment of the Bonds is established, the Trustee must receive an opinion of counsel experienced in bankruptcy matters stating in effect that upon the occurrence of an Act of Bankruptcy with respect to the Board or the Company, money and investments in such trust will not be subject to any preference claim under the Federal Bankruptcy Code.

         Duties and Limitation on Liability of Trustee. The Indenture provides that the Trustee shall not be liable thereunder except for its non-compliance with the provisions thereof, its willful misconduct or its gross negligence. The Trustee may consult Counsel on any matters connected with the Indenture and shall not be answerable for any action taken or failure to take any action in good faith on the advice of Counsel, provided that its action or inaction is not contrary to any express provision of the Indenture. The Indenture contains other broad exculpatory provisions for the benefit of the Trustee, all of which are also available to the Tender Agent.

         Trustee May File Claims. The Trustee may at any time file a claim in its own name for the benefit of the holders of the Bonds in any court proceeding where any such claim may be permitted or required. The holders of the Bonds are deemed to have constituted and appointed the Trustee as their irrevocable agent and attorney-in-fact for the purpose of filing any such claim, but such authorization does not include the power to agree to accept new securities of any nature in lieu of the Bonds or to alter the terms of the Bonds.

         Resignation and Discharge of Trustee. The Trustee may resign and be discharged of the trust created in the Indenture upon written notice specifying the effective date of such resignation, such notice to be given to the Board and the holders of the Bonds. The effective date of such resignation shall be at least 30 days after the notice is first given unless coincident with the appointment by the holders of the Bonds of a successor trustee, but no resignation shall be effective until the appointment of a successor. The Trustee may be removed at any time by written instruments signed by the holders of a majority in principal amount of the Bonds outstanding.

         Appointment of Successor Trustee. If the Trustee resigns, is removed or placed by governmental authority under the control of a receiver or otherwise becomes incapable of acting, a successor may be appointed by a written instrument signed by the Credit Obligor and the holders of a majority in principal amount of the Bonds then outstanding and in the interim by an instrument executed by the Board.

         Trustee Authorized to Pay Certain Claims. The Trustee may under certain circumstances (but is not required to) pay certain charges or pay for insurance on the Project. Any sums so expended by the Trustee shall bear interest at a per annum rate equal to the prime rate plus 2% and shall be entitled to priority of payment over debt service on the Bonds except with respect to moneys drawn under the Letter of Credit.


                                THE BOND GUARANTY


         This summary is not a complete recital of the terms of the Bond Guaranty and reference is made to the Bond Guaranty in its entirety.

         In the Bond Guaranty the Company will unconditionally guarantee to the Trustee for the benefit of the holders from time to time of the Bonds (a) the full and prompt payment of the principal of the Bonds and the premium, if any, payable on redemption thereof when and as the same shall become due, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise and (b) the full and prompt payment of the interest on the Bonds when and as the same shall become due.

         The right to enforce the Bond Guaranty is vested exclusively in the Trustee for the equal and pro rata benefit of all holders at any time of the Bonds, unless the Trustee refuses or neglects to act within a reasonable time after being requested in writing so to do by the holders of 25% in aggregate principal amount of the Bonds then outstanding and after being furnished satisfactory indemnity, in which event the holder of any of the Bonds may thereupon so act in the name and behalf of the Trustee.


                    THE LETTER OF CREDIT AND THE CONFIRMATION


         This summary is not a complete recital of the terms of the Letter of Credit and the Confirmation, to which, in their entirety, reference is made for the complete provisions thereof.

                              THE LETTER OF CREDIT

         General Description. The Letter of Credit will be an irrevocable obligation of the Credit Obligor. The Letter of Credit will authorize the Trustee to draw an amount not exceeding $5,302,302 (such amount, as reduced from time to time and as reinstated from time to time, as described below, being referred to in the Letter of Credit as the "Stated Amount"). Of the Stated Amount, up to $5,225,000, which is an amount equal to the principal amount of the Bonds (the "Principal Portion"), may be drawn with respect to payment of the unpaid principal amount of the Bonds or payment of the principal portion of the purchase price of Tendered Bonds and up to $77,302, which is the maximum amount of interest payable on the Bonds at the rate of 12% per annum for a period of 45 days, computed on the basis of a 365-day year (the "Interest Portion"), may be drawn with respect to payment of accrued but unpaid interest on the Bonds, or payment of the interest portion of the purchase price of Tendered Bonds.

         Reductions in Stated Amount and Reinstatement. Multiple drawings may be made under the Letter of Credit, provided that drawings may not, in the aggregate, exceed the Stated Amount. The Stated Amount will be reduced as follows:

                  (1) Payment of drawings with respect to principal due upon maturity, redemption or acceleration of the Bonds shall reduce the Principal Portion of the Stated Amount by a like amount, without reinstatement.

                  (2) Payment of drawings with respect to interest due on the Bonds shall reduce the Interest Portion of the Stated Amount by a like amount, subject to reinstatement as described below.

                  (3) Payment of drawings with respect to the purchase price of Tendered Bonds shall reduce the Principal Portion of the Stated Amount, to the extent of the Principal Portion of the purchase price so drawn, and shall reduce the Interest Portion of the Stated Amount, to the extent of the Interest Portion of the purchase price so drawn, in each case subject to reinstatement as described below.

                  (4) At any time after the principal amount of the Bonds outstanding is reduced as a result of payment of the principal of Bonds due upon maturity or redemption, the Interest Portion of the Stated Amount may be reduced by delivery to the Credit Obligor of written notice from the Trustee certifying the maximum amount of interest that would be payable on Bonds then outstanding for a period of 45 days at the rate of 12% per annum, computed on the basis of a 365-day year. Upon receipt by the Credit Obligor of such notice, the Interest Portion of the Stated Amount shall be reduced to the maximum interest coverage so certified and shall not thereafter be increased or reinstated to an amount in excess of such maximum interest coverage.

         At the close of business on the 10th day following a draw for payment of regularly scheduled interest due on the Bonds the Interest Portion of the Stated Amount will automatically be reinstated by the amount of such drawing unless prior to the close of business on such 10th day the Trustee shall receive written notice from the Credit Obligor that an event of default, as defined in the Reimbursement Agreement, has occurred and is continuing and directing that the principal of all the Bonds and the interest accrued thereon be declared immediately due and payable.

         Upon payment by the Trustee to the Credit Obligor of the amount drawn to pay the purchase price of Tendered Bonds or upon receipt by the Trustee of written notice from the Credit Obligor that it has been reimbursed for the amount of such drawing, (i) the Principal Portion shall be reinstated by the amount of the principal portion of the purchase price of such Tendered Bonds and
(ii) the Interest Portion shall be reinstated by the amount of the interest portion of the purchase price of such Tendered Bonds.

         Termination. The Letter of Credit will terminate upon the earliest of
(a) the making of the final drawing available to be made under the Letter of Credit, (b) receipt by the Credit Obligor of a certificate from the Trustee stating that the Bonds have been fully paid, or provisions for such payment have been made, in accordance with the terms of the Indenture, or that the conditions precedent to the acceptance of a Substitute Letter of Credit have been satisfied, and (c) the close of the Credit Obligor's business on May 15, 1998. If by March 15, 1998 and by each March 15 thereafter, the Trustee has not received notice from the Credit Obligor that the Stated Expiration Date of the Letter of Credit will not be extended, the then effective Stated Expiration Date shall automatically be extended by a period of one year; provided, however, that the expiration date shall not in any event be later than May 15, 2007.

         Substitute Letter of Credit. The Company may, at its option, provide for the delivery to the Trustee of an irrevocable letter of credit (a "Substitute Letter of Credit") in substitution for the Letter of Credit then in effect, provided that

                  (1) Such Substitute Letter of Credit must be substantially in the same form and of the same tenor as the initial Letter of Credit, except that such Substitute Letter of Credit must provide for the payment of interest on the Bonds (or the interest portion of the purchase price of Bonds tendered, or deemed tendered, for purchase) at the Maximum Rate, for whichever of the following periods shall be applicable: (i) if such Substitute Letter of Credit is to be effective during a Variable Rate Period, not less than 45 days, or (ii) if such Substitute Letter of Credit is to be effective during a Term Rate Period, a number of days not less than the sum of 15 days plus the maximum number of days between Interest Payment Dates with respect to such Term Rate Period.

                  (2) If such Substitute Letter of Credit is being delivered in connection with a conversion of the interest rate to a Term Rate, the effective date shall be not later than the Conversion Date, and the expiration date shall be no sooner than the 15th day following the expiration of the Term Rate Period commencing on the Conversion Date.

                  (3) Such Substitute Letter of Credit must provide for payment of the maximum redemption premium payable with respect to the Bonds.

                  (4) Such Substitute Letter of Credit must have a Stated Expiration Date that is (i) the 15th day of a calendar month and (ii) not sooner than one year after its effective date; provided, however, that any Substitute Letter of Credit that is to be substituted for an existing Letter of Credit that is effective during a Term Rate Period must have a Stated Expiration Date not sooner than the Stated Expiration Date of such existing Letter of Credit.

                  (5) If any Rating Agency maintains a rating with respect to the Bonds at the time of delivery of such Substitute Letter of Credit to the Trustee, the Trustee must receive written evidence from each such Rating Agency to the effect that the substitution of the proposed Substitute Letter of Credit will not, by itself, result in a reduction or withdrawal of its rating then assigned to the Bonds.

                  (6) The Trustee must receive an opinion of counsel for the issuer of such Substitute Letter of Credit stating in effect that such Substitute Letter of Credit is a valid and binding obligation of the issuer thereof.

         The administrative provisions of any Substitute Letter of Credit may be different from those summarized above with respect to the initial Letter of Credit.

         The Bonds are subject to a Mandatory Tender prior to the expiration of any Letter of Credit then in effect. See "THE BONDS - Mandatory Tenders".

         Upon the acceptance of a Substitute Letter of Credit by the Trustee, references in the Indenture, the Lease and the Bond Guaranty to the "Credit Obligor" shall be deemed to mean the issuer of such Substitute Letter of Credit, references to the "Reimbursement Agreement" shall be deemed to mean the instrument pursuant to which the Substitute Letter of Credit is issued, and references to the "Mortgage" shall be deemed to mean the instrument (if any) securing the Company's obligations with respect to the Substitute Letter of Credit.

                                THE CONFIRMATION

         The Indenture contains the following provisions, among others, with respect to the Confirmation:

         (1) In the event that the Trustee receives a notice from the Credit Obligor to the effect that the Credit Obligor has in effect a short-term rating from Moody's Investors Service of not less than P-1 and a short-term rating from S&P of not less than A-1 (which notice shall be accompanied by evidence of the effectiveness of both such ratings and evidence to the effect that the ratings on the Bonds will not be reduced or withdrawn as a result of the termination of the Confirmation), and as a result thereof the Credit Obligor directs that the Confirmation be terminated, the Trustee shall surrender the Confirmation to the Confirming Bank 10 days after receipt of such notice.

         (2) There may be substituted for any Confirmation then in effect a confirmation having different terms or issued by another confirming bank, but any such substitution shall be deemed to be the delivery of a Substitute Letter of Credit.

         (3) Except as otherwise provided above, the extension of the expiration date of the Letter of Credit without a corresponding extension of any Confirmation then in effect shall be deemed to be the delivery of a Substitute Letter of Credit to which the provisions of the Indenture apply. The extension of the Confirmation shall not be considered the delivery of a Substitute Letter of Credit.

         (4) So long as the Confirmation shall be effective, in the event of an Act of Bankruptcy with respect to the Credit Obligor or in the event the Credit Obligor repudiates the Letter of Credit or wrongfully dishonors a draw made under the Letter of Credit, the Trustee shall immediately draw upon the Confirmation in accordance with its terms and the provisions of the Indenture.

         The Confirmation provides that it will be an irrevocable obligation of the Confirming Bank, and will be subject to reduction and reinstatement in the same manner as the Letter of Credit. The Confirmation will automatically expire on the earliest of (i) May 15, 1998, (ii) the termination of the Letter of Credit, or (iii) the surrender by the Trustee of the Confirmation; provided, however, that on each March 15, beginning March 15, 1998 (each such date being referred to as an "Extension Date"), the expiration date of the Confirmation will be extended for one year unless the Confirming Bank sends to the Trustee written notice prior to such Extension Date stating that the expiration date shall not be so extended; and provided further than the expiration date shall not in any event be later than May 15, 2007.


                           THE REIMBURSEMENT AGREEMENT


         The following summarizes certain provisions of the Reimbursement Agreement between the Company and the Bank pursuant to which the Letter of Credit is issued. Reference is hereby made to the Reimbursement Agreement for the detailed provisions thereof.

         Reimbursement of Bank. The Reimbursement Agreement provides, among other things, for the reimbursement to the Bank of certain amounts drawn under the Letter of Credit. Under the Reimbursement Agreement, the Company is required to reimburse fully the Bank for each drawing made by the Trustee with respect to the principal, redemption or purchase price of or interest on the Bonds and premiums, if any, and all such reimbursements are to be made in accordance with the provisions of the Reimbursement Agreement.

         Fees, Commissions and Expenses. Pursuant to the Reimbursement Agreement, the Company agrees to pay to the Bank, among other things, a commission based on the amount available to be drawn under the Letter of Credit and certain expenses incurred in maintaining the Letter of Credit and in enforcing the Bank's right under the Reimbursement Agreement. Certain costs and expenses (including those which would result from a change in law, regulation or interpretation thereof) incurred by the Bank relative to the Letter of Credit or the Reimbursement Agreement will also be paid by the Company along with taxes and fees, if any, payable in connection with the execution, delivery, filing and recording required by the Reimbursement Agreement, all subject to the terms and conditions set forth in the Reimbursement Agreement.

         Certain Affirmative and Negative Covenants. The Company covenants in the Reimbursement Agreement, among other things, to submit to the Bank certain financial and other reports and information and notices of Events of Default under the Reimbursement Agreement; to take certain actions in connection with the construction and operation of the Project; to cause optional redemption of the Bonds according to the schedule set forth in the Reimbursement Agreement; and to comply with the provision of the credit agreement between the Company, certain related parties and the Bank, which credit agreement contains affirmative and negative covenants requiring the Company, among other things, not to (i) permit liens on its property; (ii) incur indebtedness except for certain types of indebtedness; (iii) furnish the Bank with any certificate or document that contains any untrue statement of material fact or omits to state a material fact necessary to make such document or certificate not misleading; and
(iv) merge or consolidate or sell or dispose of certain assets, except as permitted in the Reimbursement Agreement. The Company also covenants, among other things, not to, without prior written consent of the Bank or as permitted by the Reimbursement Agreement, amend the Indenture and the Lease.

         The covenants are solely for the benefit of the Bank. The Bank may waive any such covenants or certain other provisions of the Reimbursement Agreement and may agree with the Company to amend or add other covenants or provisions without the consent of any other party. The Bondholders will have no right or obligations as a result of such covenants or provisions or any amendments or waivers thereof. Failure by the Company to comply with the covenants in the Reimbursement Agreement could result in a default under the Reimbursement Agreement and an acceleration of the principal and interest of the Bonds.

         Events of Default. The occurrence of any of certain events (a general summary of which follows) constitutes an Event of Default under the Reimbursement Agreement unless waived by the Bank or amended by agreement of the Bank and the Company:

                  (1) Any representation or warranty made by the Company in the Reimbursement Agreement shall prove to have been incorrect in any material respect when made; or

                  (2) The Company shall fail to pay when due any amount specified in the Reimbursement Agreement; or

                  (3) The Company shall fail to perform or observe any of its obligations or covenants under, or shall fail to comply with any of the provisions of the Reimbursement Agreement and, in certain cases, continuation of such failure beyond an applicable period of cure; or

                  (4) Any material provision of the Reimbursement Agreement shall at any time for any reason cease to be valid and binding on the Company or shall be declared to be null and void, or the validity or enforceability thereof against the Company shall be contested by the Company or any governmental agency or authority, or the Company shall deny that it has any further liability or obligation under the Reimbursement Agreement; or

                  (5) An Event of Default under and as defined in the Indenture or the Credit Agreement between the Company and the Bank, regardless of whether the Credit Agreement has terminated.

A DEFAULT UNDER THE REIMBURSEMENT AGREEMENT COULD RESULT IN THE ACCELERATION OF ALL PRINCIPAL AND INTEREST ON THE BONDS AND THE EXERCISE OF ALL AVAILABLE REMEDIES THEREAFTER.

         Indemnification of the Bank. The Company agrees in the Reimbursement Agreement to indemnify and hold the Bank harmless from certain claims, damages, losses, liabilities, costs or expenses which arise by reason of certain untrue or alleged untrue statements or omissions of certain material statements in the Placement Memorandum and in connection with the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit. There are, however, specific limitations and qualifications on the Company's duty to indemnify and hold the Bank harmless which are set forth in the Reimbursement Agreement.


                                  THE MORTGAGE


         This summary is not a complete recital of the terms of the Mortgage and reference is made to the Mortgage in its entirety.

         As security for the Company's obligations under the Reimbursement Agreement, the Board and the Company will enter into the Mortgage in favor of the Credit Obligor, whereby the Credit Obligor will be granted a lien on, and security interest in, the Project, the rights of the Board and the Company under the Lease (except for certain rights personal to the Board), money and investments in the Special Funds established under the Indenture (subject to the prior lien of the Indenture with respect to the Special Funds and provisions of the Indenture permitting the application of money in the Special Funds for the purposes and on the terms and conditions therein set forth in the Indenture), all subleases and sublease rentals with respect to the Project, and certain other property of the Company. The Mortgage secures only obligations of the Company with respect to the initial Letter of Credit; the provisions of any instrument securing the Company's obligations with respect to a Substitute Letter of Credit may be different from the Mortgage.


                                     TRUSTEE


         LaSalle National Bank is the Trustee under the Indenture. A successor trustee may be appointed in accordance with the terms of the Indenture. The principal corporate trust office of the Trustee is located at 135 South LaSalle Street, Suite 1825, Chicago, Illinois 60603, Attention: Corporate Trust Department.

                                REMARKETING AGENT


         LaSalle National Bank is the Remarketing Agent under the Remarketing Agreement. A successor Remarketing Agent may be appointed in accordance with the terms of the Remarketing Agreement and the Indenture. The principal office of the Remarketing Agent is located at 181 West Madison Street, Suite 3200, Chicago, Illinois 60602, Attention: Capital Markets Group.

                                     RATING


         Based on the support for payment of principal, purchase price and interest provided by the Letter of Credit issued by the Credit Obligor and confirmed by the Confirming Bank, the Bonds have been rated AA-/A-1+ by Standard & Poor's ("S&P"). No application has been made to any other rating agency. Explanation of the significance of such rating may be obtained from S&P at 25 Broadway, New York, New York 10004. Such rating expresses only the view of S&P. There is no assurance that such rating will continue for any period of time or that it will not be revised or withdrawn entirely if, in the judgment of S&P, circumstances so warrant.

         The rating by S&P is not a recommendation to buy, sell or hold the Bonds, and such rating may be subject to revision or withdrawal at any time by such rating agency. Any downward revision or withdrawal of such rating may have an adverse effect on the market price of the Bonds.


                             CONTINUING INFORMATION


         The Issuer is obligated to make payments on the Bonds solely and only from moneys paid by the Company pursuant to the Lease and from payments made pursuant to the Letter of Credit. The Issuer's own current and continuing financial condition is not material to an investment in the Bonds.

         The Company makes no representation concerning its financial condition, the viability of the Project or any other matter relating to its credit or operating condition. In addition, no continuing disclosure will be made relating to the Company or the Project. Potential investors should look solely to the credit of the Credit Obligor and the Confirming Bank in determining whether to make an investment in the Bonds.

         The Company is not obligated under the Lease or otherwise, and the Issuer is not obligated under the Indenture or otherwise, to furnish the Trustee or any Bondholder or Beneficial Owner with any continuing financial or other information pertaining to the Issuer or the Company.


                                   TAX MATTERS


         Bradley Arant Rose & White LLP, bond counsel, if of the opinion that, under the Code, as presently construed and administered, and assuming compliance by the Company with the Compliance Covenants (see "THE LEASE - Concerning the Tax-Exempt Nature of the Interest Income on the Bonds" above), the interest income on the Bonds will be excludable from gross income of the recipient thereof for federal income tax purposes pursuant to the provisions of Section 103(a) of the Code, except with respect to any Bond, for any period during which it is held by a "substantial user" of the Project or a "related person", as those terms are used or defined in Section 147(a) of the Code, but the interest income on the Bonds will, under existing statutes, be includable in gross income of the recipient thereof for federal income tax purposes (a) in the event the limit on certain specified capital expenditures and bonds issued that is specified in Section 144(a)(4) of the Code is hereafter exceeded, or (b) in the event that Section 144(a) of the Code shall cease to be applicable to the Bonds as a result of Section 144(a)(10) of the Code. Bond counsel is further of the opinion, however, that the interest income on the Bonds will be included as an item of tax preference in alternative minimum taxable income for the purpose of computing the alternative minimum tax imposed by Section 55 of the Code and in modified alternative minimum taxable income for the purpose of computing the environmental tax imposed by Section 59A of the Code. Bond Counsel will express no opinion with respect to the Federal tax consequences to the recipients of the interest income on the Bonds under any provision of the Code not referred to above.

         Prospective purchasers of the Bonds should be aware that (i) Section 265 of the Internal Revenue Code denies a deduction for interest on indebtedness incurred or continued to purchase or carry the Bonds or, in the case of a financial institution, that portion of such financial institution's interest expense allocated to interest on the Bonds, (ii) with respect to insurance companies subject to the tax imposed by Section 831 of the Internal Revenue Code, Section 832(b)(5)(B)(i) reduces the deduction for loss reserves by 15% of the sum of certain items, including interest on the Bonds, (iii) interest on the Bonds earned by some corporations could be subject to the environmental tax imposed by Section 59A of the Internal Revenue Code, (iv) interest on the Bonds earned by certain foreign corporations doing business in the United States could be subject to a branch profits tax imposed by Section 884 of the Internal Revenue Code, (v) passive investment income, including interest on the Bonds, may be subject to federal income taxation under Section 1375 of the Internal Revenue Code for Subchapter S corporations having Subchapter C earnings and profits at the close of the taxable year if greater than 25% of the gross receipts of such Subchapter S corporation is passive investment income, and (vi)
Section 86 of the Internal Revenue Code requires recipients of certain Social Security and certain Railroad Retirement benefits to take into account, in determining gross income, receipts or accruals of interest on the Bonds. Any purchaser of the Bonds who might be affected by any of these provisions of the Internal Revenue Code should consult his own tax advisor about the effect of such provisions as applied to the purchaser.

         Bond counsel is further of the opinion that the interest income on the Bonds is exempt from present Alabama income taxation.


                                  LEGAL MATTERS


         Legal matters incident to the issuance of the Bonds are subject to the approving opinion of Bradley Arant Rose & White LLP, Bond Counsel. It is anticipated that the approving opinion of Bond Counsel will be substantially in the form attached hereto as Appendix A. Bond Counsel will state in its approving opinion that it expresses no opinion with respect to the accuracy or completeness of this Placement Memorandum except for those portions hereof entitled "DEFINITIONS," "THE BOARD," "THE BONDS," "THE LEASE," "THE INDENTURE,""THE BOND GUARANTY,""THE LETTER OF CREDIT AND THE CONFIRMATION,"
"THE MORTGAGE," and "TAX MATTERS," which portions, in the opinion of Bond Counsel, fairly summarize the matters therein referred to.

         Certain legal matters will be passed upon for the Company by Jaffe, Raitt, Heuer & Weiss, Professional Corporation, Detroit, Michigan, for the Credit Obligor by Bodman, Longley & Dahling LLP, Detroit, Michigan, and for the Confirming Bank by Janet M. Knutel, Assistant Counsel, ABN AMRO North America, Inc., the holding company of LaSalle National Bank.


                             PLACEMENT OF THE BONDS


         The Bonds are intended to be exempt securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offer, sale and delivery of the Bonds will not require registration under the 1933 Act or qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

         LaSalle National Bank, the Placement Agent, has agreed to use its best efforts to place the Bonds at a price of 100% of the aggregate principal amount thereof, subject to various conditions. The nature of the Placement Agent's obligation is such that the Placement Agent is obligated to place all of the Bonds if any are placed. The Company will pay the Placement Agent $30,000 as a placement fee in connection with the issuance and placement of the Bonds.


                                   LITIGATION


         There is no litigation pending in any court or, to the best knowledge of the Issuer or the Company, threatened, questioning the existence of the Issuer or the Company, respectively, or which would restrain or enjoin the issuance or delivery of the Bonds, or which materially and adversely affects the Company or the proceedings of the Issuer taken in connection with the Bonds or the pledge or application of the revenues or other funds to be derived under the Lease or which contests the powers or authority of the Issuer with respect to the foregoing.


                                  MISCELLANEOUS


         Summaries of documents contained herein do not purport to be complete and are expressly made subject to the exact provisions of the complete documents. For details of all terms and conditions, prospective purchasers of the Bonds are referred to the complete documents which may be reviewed during regular business hours at the office of the Placement Agent or, after the issuance of the Bonds, the Trustee.

         The delivery of this Placement Memorandum or any sale of the Bonds described herein shall not, under any circumstances, create an implication that there has been no change in the business affairs or financial condition of the Company, the Credit Obligor or the Confirming Bank since the date hereof.

         It is anticipated that a CUSIP identification number will be printed on the Bond certificate delivered to DTC, but neither the failure to print such a number on the Bond certificate (or any other Bonds if the Bonds are not then in a Book Entry System) nor any defect in printing of such numbers shall constitute cause for a failure or refusal by the purchaser thereof to accept delivery of and pay for any Bonds.

         The attached appendices are integral parts of this Placement Memorandum and must be read together with all foregoing statements.


                                  AUTHORIZATION


         The delivery of this Placement Memorandum has been duly authorized by the Issuer and the Company.

Dated:  April 23, 1997

                                       THE INDUSTRIAL DEVELOPMENT BOARD
                                          OF THE CITY OF DEMOPOLIS

                                       By:   /s/ John E. Northcutt
                                          --------------------------------------
                                          Chairman of the Board of Directors

                                   APPENDIX A


                    FORM OF APPROVING OPINION OF BOND COUNSEL

                         BRADLEY ARANT ROSE & WHITE LLP
                           2001 Park Place, Suite 1400
                         Birmingham, Alabama 35203-2736



                                 April 23, 1997



The Industrial Development Board
   of the City of Demopolis
Demopolis, Alabama

Ladies and Gentlemen:


                  We have examined certified copies of proceedings and other documents showing the organization under the laws of Alabama of THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF DEMOPOLIS (herein called the "Board"), together with copies of proceedings of the Board and other documents submitted to us pertaining to the issuance and validity of

                                   $5,225,000
                        THE INDUSTRIAL DEVELOPMENT BOARD
                            OF THE CITY OF DEMOPOLIS
                Industrial Development Revenue Bonds, Series 1997
                       (McClain of Alabama, Inc. Project)

(herein called the "Bonds"). In rendering the opinion hereinafter expressed with respect to the exclusion of the interest income on the Bonds from gross income of the recipients thereof for federal income tax purposes, and the inapplicability of (i) the registration requirements of the Securities Act of 1933, as amended, to the Bonds, and (ii) the qualification requirements of the Trust Indenture Act of 1939, as amended, to the Indenture hereinafter referred to, we have relied, in part, upon certain representations made by McClain of Alabama, Inc. hereinafter referred to. The statements hereinafter made and the opinions hereinafter expressed are based upon our examination of said proceedings and documents and upon said representations.


                  The documents submitted to us show as follows:


                  (a) That the Bonds have been issued under the provisions of a Trust Indenture dated as of April 1, 1997 (herein called the "Indenture") from the Board to LaSalle National

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


The Industrial Development Board
   of the City of Demopolis
April 23, 1997
Page 2



         Bank, a national banking association, as trustee (in said capacity herein called the "Trustee") with respect to the Project hereinafter referred to;


                  (b) That the Board and McClain of Alabama, Inc., a corporation organized under the laws of the State of Michigan (herein called the "Company") have entered into a Lease Agreement dated as of April 1, 1997 (herein called the "Lease"), wherein the Board has agreed to lease to the Company certain real property, including the manufacturing plant located thereon and the machinery, equipment and other personal property to be acquired and installed on the said real property (said real property, said plant and said machinery, equipment and other personal property being herein together called the "Project") for a term extending until April 1, 2007;


                  (c) That in the Lease, the Company has made certain covenants (herein called the "Compliance Covenants") to the effect that it will comply with certain conditions to and requirements for the continued exclusion from gross income of the recipients thereof of the interest income on the Bonds;


                  (d) That the Company and the Trustee have entered into a Bond Guaranty Agreement dated as of April 1, 1997 (herein called the "Bond Guaranty"), under which the Company has unconditionally guaranteed to the Trustee for the benefit of the holders from time to time of the Bonds the full and prompt payment of the principal of and the interest and premium (if any) on the Bonds;


                  (e) That Standard Federal Bank (herein called the "Credit Obligor") has issued to the Trustee an Irrevocable Letter of Credit (herein called "the Letter of Credit") with respect to the Bonds;


                  (f) That LaSalle National Bank (herein called the "Confirming Bank") has issued to the Trustee an irrevocable confirmation of the Letter of Credit (herein called the "Confirmation") with respect to the Bonds;


                  (g) That the Company and Credit Obligor have entered into a Reimbursement Agreement dated as of April 1, 1997 (herein called the "Reimbursement Agreement"),

The Industrial Development Board
   of the City of Demopolis
April 23, 1997
Page 3


         pursuant to which the Company has agreed to reimburse the Credit Obligor for amounts drawn under the Letter of Credit; and

                  (h) That the Board, the Company and the Credit Obligor have entered into a Mortgage, Assignment of Leases and Security Agreement dated as of April 1, 1997 (herein called the "Mortgage"), pursuant to which the Board and the Company have mortgaged their interests in the Project and the Lease to the Credit Obligor as security for the amounts drawn under the Letter of Credit and the performance by the Company of the other obligations to the Credit Obligor under the Reimbursement Agreement.


                  We are of the following opinion:


                  (1) That the Board has been duly organized and is validly existing as a public corporation pursuant to the Constitution and laws of the State of Alabama and has corporate power under the laws of the State of Alabama, including particularly the provisions of Article 4 of Chapter 54 of Title 11 of the Code of Alabama 1975, as amended (herein called the "Authorizing Act") to issue the Bonds, to execute and deliver the Bonds, the Lease, the Indenture and the Mortgage and to perform its obligations under each thereof;


                  (2) That the Authorizing Act is valid under the Constitution and laws of the State of Alabama and the Bonds have been issued in conformity with the provisions of the Authorizing Act;


                  (3) That the Lease, the Indenture and the Mortgage have been duly authorized, executed and delivered by the Board and are valid and binding upon it and enforceable in accordance with their terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by usual equity principles which may limit the specific enforcement under state law of certain remedies, but which do not affect the validity of such documents and do not make inadequate other remedies available to the holders of the Bonds for the enforcement of such obligations;


                  (4) That the Bonds have been duly authorized, sold, executed and issued, in the manner provided by the applicable provisions of the Constitution and laws of Alabama, are in due and legal form and evidence valid and binding special obligations of the Board, enforceable in accordance with their terms,

The Industrial Development Board
   of the City of Demopolis
April 23, 1997
Page 4



payable, as to both principal and interest, solely out of the revenues and receipts derived from the leasing or sale of the Project, as it may at any time exist;


                  (5) That the Bonds are secured, pro rata and without preference or priority of one over another by a valid pledge of the revenues and receipts to be derived by the Board from the leasing or sale of theProject (including specifically the rentals payable to the Board by the Company under the Lease) and by the provisions of the Indenture;


                  (6) That the Bonds are exempt from registration under the Securities Act of 1933 by virtue of the exemption afforded by Section 3(a)(2) of the said Act, and the Indenture is exempt from qualification under the Trust Indenture Act of 1939;


                  (7) That under presently existing law, the interest on the Bonds is exempt from income taxation by the State of Alabama; and


                  (8) That under the Internal Revenue Code of 1986, as amended (herein called "the Code"), as presently construed and administered, and assuming continuing compliance by the Company with the Compliance Covenants, the interest income on the Bonds will be excludable from gross income of the recipients thereof for federal income tax purposes pursuant to the provisions of
Section 103(a) of the Code, except, with respect to any Bond, for any period during which it is held by a "substantial user" of the Project or a "related person", as those terms are used or defined in Section 147(a) of the Code, but the interest income on the Bonds will, under existing statutes, be includable in gross income of the recipients thereof for federal income tax purposes (i) in the event the limit on certain specified capital expenditures and bonds issued that is specified in Section 144(a)(4) of the Code is hereafter exceeded, or
(ii) in the event that Section 144(a) of the Code shall cease to be applicable to the Bonds as a result of provisions of Section 144(a)(10) of the Code. We call to your attention, however, that the interest income on the Bonds will be included as an item of tax preference in alternative minimum taxable income for the purpose of computing the alternative minimum tax imposed by Section 55 of the Code. We express no opinion with respect to the federal tax consequences of ownership of the Bonds under any other provision of the Code.


                  We have been engaged primarily for the purpose of preparing certain documents and supporting certificates, reviewing the transcript of proceedings pursuant to which the Bonds have been authorized to be issued and rendering this opinion. Although we have assisted in the preparation of certain portions of the Official Statement prepared with respect to the Bonds and are of the opinion that the statements made under the captions "The Board", "The Bonds", "The Lease", "The Indenture", "The Bond

The Industrial Development Board
   of the City of Demopolis
April 23, 1997
Page 5

Guaranty", "The Letter of Credit and the Confirmation", "The Mortgage" and "Tax Matters" summarize the matters therein referred to, we have not been requested to check or verify, have not checked or verified and express no opinion with respect to the adequacy, accuracy, completeness or fairness of any other information contained in the Official Statement.

                  We have been furnished with and have relied upon an opinion of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, Detroit, Michigan, to the effect that the Lease has been duly authorized, executed and delivered on behalf of the Company and is valid and binding upon it.


                  We have been furnished with and have relied upon opinions of Bodman, Longley & Dahling LLP, Detroit, Michigan, and Janet M. Knutel, Assistant Counsel, ABN AMRO North America, Inc., the holding company of LaSalle National Bank, to the effect that the Letter of Credit and the Confirmation have been duly authorized, executed and delivered on behalf of the Credit Obligor and the Confirming Bank, respectively, and are valid and binding upon them, respectively.


                  We have not examined the title of the Board to the Project, and therefore express no opinion thereon.


                                           Yours very truly,

                                   APPENDIX B


                              STANDARD FEDERAL BANK

         Standard Federal Bank (the "Bank") is a federally chartered savings bank founded in 1893. Standard Federal Bancorporation, Inc., a Michigan corporation ("Standard Federal") is the holding company for Standard Federal Bank. The Bank's executive offices are located in Troy, Michigan. The Bank has full-service Banking Centers and retail Home Lending Centers located in Michigan, Indiana, Illinois and Ohio.

         Standard Federal had consolidated assets of $15.7 billion at December 31, 1996. Based on total consolidated assets at December 31, 1996, Standard Federal is the sixth largest publicly traded savings institution in the United States and the largest savings institution headquartered in Michigan. With deposits of $11.0 billion at December 31, 1996, Standard Federal has the largest deposit base of all savings institutions headquartered in the Midwest.

         On November 22, 1996, ABN AMRO North America, Inc. ("ABN AMRO") and Standard Federal announced the execution of a definitive merger agreement, whereby ABN AMRO will purchase all of the outstanding shares of Standard Federal for $59.00 per share in cash.

         Standard Federal's net income totaled $54.2 million for the year ended December 31, 1996, compared to $119.5 million in 1995 and $119.0 million in 1994. The 1996 earnings reflect the after-tax cost of a one-time assessment, mandated by federal law, of $43.8 million, for the recapitalization of the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation. Also reflected in the 1996 annual earnings is the effect of a change in accounting for goodwill which resulted in a reduction of earnings and unamortized goodwill of $43.0 million.

         Standard Federal Bank's Annual Report on Form 10-K, as of the close of business on December 31, 1996, as filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, is incorporated by reference in this Placement Memorandum and shall be deemed a part hereof.

         Standard Federal Bank will provide, without charge to any person to whom a copy of this Placement Memorandum has been delivered, upon written request of any such person, a copy of its Annual Report on Form 10-K. Written requests for such copies should be delivered to Standard Federal Bank, 2600 West Big Beaver Road, Troy, Michigan 48084, Attention: Commercial Banking Department.

                                   APPENDIX C


                              LASALLE NATIONAL BANK

         LaSalle National Bank, with executive offices in Chicago, Illinois, is a wholly owned subsidiary and a principal asset of LaSalle National Corporation, a Delaware corporation ("LNC"). LNC is a wholly-owned subsidiary of ABN AMRO North America, Inc., a Delaware corporation, which is a wholly-owned subsidiary of ABN AMRO Holdings NV. LaSalle National Bank is a commercial bank offering a wide range of banking and trust services to its customers in the Chicago metropolitan area, throughout the United States and around the world. As of December 31, 1996, LaSalle National Bank had total assets of $13.386 billion, total deposits of $8.975 billion, total loans and lease finance assets, net of the reserve for possible credit losses, of $8.276 billion, and total equity capital of $843.589 million. LaSalle National Bank had net income for the year ended December 31, 1996, of $126.605 and for the year December 31, 1995, of $111.070 million.

         LaSalle National Bank's Consolidated Reports of Condition and Income for a Bank with Domestic and Foreign offices -- Office 031, as of the close of business on December 31, 1996, as submitted to the Office of Comptroller of Currency, are incorporated by reference in this Placement Memorandum and shall be deemed a part hereof. In addition, all reports filed by LaSalle National Bank pursuant to 12 U.S.C. ss. 324 after the date of this Placement Memorandum shall be deemed to be incorporated in this Placement Memorandum by reference and shall be deemed to be a part hereof from date of filing of any such report.

         LaSalle National Bank will provide, without charge to any person to whom a copy of this Placement Memorandum has been delivered, upon the written request of any such person, a copy of any or all of the documents referred to above which may have been or may be included in the Placement Memorandum by reference, other than exhibits to such documents. Written requests for such copies should be delivered to LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60674, Attention: Commercial Lending.






                                       C-1